Exhibit 2.4

EXECUTION VERSION

AGREEMENT AND PLAN OF REORGANIZATION

THIS AGREEMENT AND PLAN OF REORGANIZATION, dated as of August 8, 2007 (the “Agreement”), by and among Digital Angel Corporation, a Delaware corporation (the “Company”), Applied Digital Solutions, Inc., a Delaware corporation (“Acquiror”) and Digital Angel Acquisition Corp., a Delaware corporation (“MergerCo”).

WHEREAS, upon the terms and subject to the conditions of this Agreement and in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), Acquiror and the Company will enter into a business combination transaction pursuant to which MergerCo will merge with and into the Company (the “Merger”) and whereby each share of common stock, par value $.005 per share, of the Company (the “Company Common Stock”) issued and outstanding immediately prior to the Effective Time (other than those shares owned directly or indirectly by Acquiror) will be converted into the right to receive 1.4 shares of common stock, par value $.01 per share of Acquiror, subject to adjustment as hereafter provided (the “Acquiror Common Stock”);

WHEREAS, Acquiror currently owns approximately 55.2% of the issued and outstanding Company Common Stock;

WHEREAS, the Board of Directors of the Company (the “Company Board”) has established a special committee composed of disinterested members of the Company Board (the “Company Special Committee”) to review and evaluate the terms and conditions, and determine the advisability, of a possible business combination with Acquiror;

WHEREAS, the Company Special Committee has negotiated the terms and conditions of this Agreement on behalf of the Company and has (i) determined that the Merger is advisable, fair to, and in the best interests of, the Company and its stockholders (other than Acquiror and Acquiror’s Affiliates) and (ii) recommended the approval of this Agreement by the Company Board;

WHEREAS, the Company Board has, based upon the recommendation of the Company Special Committee, (i) determined that the Merger is advisable, fair to, and in the best interests of, the Company and its stockholders (other than Acquiror and Acquiror’s Affiliates), (ii) approved and adopted this Agreement and declared its advisability and approved the Merger and the other transactions contemplated by this Agreement and (iii) recommended the approval of this Agreement by the stockholders of the Company;

WHEREAS, the Board of Directors of Acquiror (the “Acquiror Board”) has established a special committee composed of disinterested members of the Acquiror Board (the “Acquiror Special Committee”) to review and evaluate the terms and conditions, and determine the advisability, of a possible business combination with the Company;

WHEREAS, the Acquiror Special Committee has negotiated the terms and conditions of this Agreement on behalf of Acquiror and has (i) determined that the Merger is advisable, fair to, and in the best interests of, Acquiror and its public stockholders and (ii) recommended the approval of this Agreement by the Acquiror Board;

WHEREAS, the Acquiror Board has, based upon the recommendation of the Acquiror Special Committee, (i) determined that the Merger is advisable, fair to, and in the best interests of, Acquiror and its public stockholders, (ii) approved and adopted this Agreement, the Merger and the other transactions contemplated by this Agreement, (iii) approved the making of an amendment to the Acquiror Certificate in order to increase the number of authorized shares of Acquiror Common Stock and (iv) recommended that the stockholders approve the issuance of Acquiror Common Stock in connection with the Merger and the amendment of the Acquiror Certificate;

WHEREAS, for federal income tax purposes, the Merger is intended to qualify as a reorganization under the provisions of Section 368(a) of the United States Internal Revenue Code of 1986, as amended (the “Code”); and

WHEREAS, Acquiror, MergerCo and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties agree as follows:

ARTICLE 1.
CERTAIN DEFINITIONS; INTERPRETATION

SECTION 1.1. Certain Definitions. The following terms are used in this Agreement with the meanings set forth below:

“Acquiror” has the meaning assigned in the preamble to this Agreement.

“Acquiror Acquisition Proposal” means an offer or proposal regarding any of the following (other than the transactions contemplated by this Agreement): (i) any merger, reorganization, consolidation, share exchange, recapitalization, business combination, liquidation, dissolution, or other similar transaction involving, or, an acquisition in any manner of, all or any significant portion of the assets or any significant equity interest of, the Acquiror or any of its material subsidiaries, in a single transaction or series of related transactions which would reasonably be expected to interfere with the completion of the Merger; or (ii) any tender offer or exchange offer for any outstanding shares of capital stock of the Acquiror or any of its material subsidiaries or the filing of a registration statement under the Securities Act in connection therewith.

“Acquiror Benefit Plans” has the meaning assigned in Section 4.3(n).

“Acquiror Board” has the meaning assigned in the preamble to this Agreement.

“Acquiror Certificate” means the Certificate of Incorporation of the Acquiror, as amended.

“Acquiror Common Stock” has the meaning assigned in the first recital of this Agreement.

“Acquiror Disclosure Schedule” has the meaning assigned in Section 4.1.

“Acquiror ERISA Affiliate” has the meaning assigned in Section 4.3(n).

“Acquiror Financial Statements” has the meaning assigned in Section 4.3(g).

“Acquiror Insurance Policies” has the meaning assigned in Section 4.3(q).

“Acquiror Preferred Stock” has the meaning assigned in Section 4.3(e).

“Acquiror SEC Documents” has the meaning assigned in Section 4.3(g).

“Acquiror Special Committee” has the meaning assigned in the preamble to this Agreement.

“Acquiror Stock” has the meaning assigned in Section 4.3(e).

“Acquiror Stockholders Meeting” has the meaning assigned in Section 5.5(a).

“Acquiror Stock Options” has the meaning assigned in Section 4.3(e).

“Acquiror Warrants” has the meaning assigned in Section 4.3(e).

“Acquisition Proposal” has the meaning assigned in Section 5.3(b).

“Affiliate,” means, with respect to any specified person, any other person, directly or indirectly controlling, controlled by or under common control with such specified person. For purposes of this definition, “control” when used in connection with any specified person means the power to direct the management or policies of such person, directly or indirectly, whether through the ownership of voting securities, by Contract or otherwise; and the terms “controlling” and “controlled” have correlative meanings to the foregoing.

“Agreement” means this Agreement, as amended or modified from time to time in accordance with Section 8.2.

“Business Day” means any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings or, in the case of determining a date when any payment is due, any day on which banks are not required or authorized by law to close in New York, New York.

“Certificate of Merger” has the meaning assigned in Section 2.2.

“Closing” has the meaning assigned in Section 2.2.

“Closing Date” has the meaning assigned in Section 2.2.

“Code” has the meaning assigned in the preamble to this Agreement.

“Common Stock Exchange Ratio” has the meaning assigned in Section 3.1(c).

“Company” has the meaning assigned in the preamble to this Agreement.

“Company Affiliate” has the meaning assigned in Section 5.14(a).

“Company Benefit Plans” has the meaning assigned in Section 4.2(o).

“Company Board” has the meaning assigned in the preamble to this Agreement.

“Company Bylaws” means the Bylaws of the Company, as amended.

“Company Certificate” means the Certificate of Incorporation of the Company, as amended.

“Company Common Stock” has the meaning assigned in the first recital of this Agreement.

“Company Disclosure Schedule” has the meaning assigned in Section 4.1.

“Company ERISA Affiliate” has the meaning assigned in Section 4.2(o).

“Company Financial Statements” has the meaning assigned in Section 4.2(g).

“Company Insurance Policies” has the meaning assigned in Section 4.2(r).

“Company License Agreements” has the meaning assigned in Section 4.2(q).

“Company Preferred Stock” has the meaning assigned in Section 4.2(e).

“Company Reports” has the meaning assigned in Section 4.2(j).

“Company Restricted Share Right” has the meaning assigned in Section 3.3(c).

“Company SEC Documents” has the meaning assigned in Section 4.2(g).

“Company Special Committee” has the meaning assigned in the preamble to this Agreement.

“Company Stock” means, collectively, the Company Common Stock and the Company Preferred Stock.

“Company Stockholders Meeting” has the meaning assigned in Section 5.4.

“Company Stock Option” has the meaning assigned in Section 3.3(a).

“Company Stock Plan” means the Medical Advisory Systems, Inc. Amended and Restated Employee and Director Stock Option Plan and the Amended and Restated Digital Angel Corporation Transition Stock Option Plan.

“Company Warrant” has the meaning assigned in Section 3.3(b).

“Continuing Employees” means employees of the Company or any Subsidiary immediately before the Effective Time who continue as employees of Acquiror, the Surviving Corporation or any other Affiliate of Acquiror.

“Contract” means, with respect to any person, any agreement, indenture, undertaking, debt instrument, contract, contractual obligation, lease or other commitment to which such person or any of its Subsidiaries is a party or by which any of them is bound or to which any of their properties is subject.

“Converted Company Restricted Share Right” has the meaning assigned in Section 3.3(c).

“Converted Company Stock Option” has the meaning assigned in Section 3.3(a).

“Converted Company Warrant” has the meaning assigned in Section 3.3(b).

“Current Policy” has the meaning assigned in Section 5.12(e).

“DGCL” has the meaning assigned in the first recital of this Agreement.

“Effective Date” means the date on which the Effective Time occurs.

“Effective Time” has the meaning assigned in Section 2.2.

“Environmental Laws” means any federal, state or local law, regulation, permit, or authorization relating to: (1) the protection or restoration of the environment, health or safety (in each case as relating to the environment) or natural resources, or (2) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Exchange Agent” has the meaning assigned in Section 3.4(a).

“Exchange Fund” has the meaning assigned in Section 3.4(a).

“GAAP” means United States generally accepted accounting principles.

“Governmental Authority” means any court, administrative agency or commission, self- regulatory organization or other foreign, federal, state or local governmental authority or instrumentality.

“Hazardous Substances” means any hazardous or toxic substance or waste defined and regulated as such under Environmental Laws, including the federal Comprehensive Environmental Response, Compensation and Liability Act or the federal Resource Conservation and Recovery Act, as well as petroleum.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Indemnified Parties” has the meaning assigned in Section 5.12(a).

“IRS” means the Internal Revenue Service.

“Joint Proxy Statement/Prospectus” has the meaning assigned in Section 5.6(a).

“Knowledge” means, (i) with respect to the Company, the actual knowledge after reasonable inquiry of the Company’s chief executive officer, general counsel or, as of the date hereof only, the immediately preceding chief executive officer, and, (ii) with respect to Acquiror, the actual knowledge after reasonable inquiry of the Acquiror’s chief executive officer or chief financial officer.

“Liens” means any charge, mortgage, pledge, security interest, restriction, claim, lien, or encumbrance.

“Litigation” means all material litigation, proceedings, investigations or controversies before any court, arbitrator, mediator or Governmental Authority.

“Material Adverse Effect” means with respect to Acquiror, the Company, or the Surviving Corporation, respectively, any change, effect, event or occurrence that, individually or in the aggregate, has a material adverse effect on the financial position, results of operations, assets, properties, or business of Acquiror and its subsidiaries, taken as a whole, the Company and its subsidiaries, taken as a whole, or the Surviving Corporation and its subsidiaries, taken as a whole, as the case may be; provided that “Material Adverse Effect” shall not be deemed to include the effects of (i) any change in the trading prices of Company Common Stock or Acquiror Common Stock between the date hereof and the Effective Time, (ii) any changes in GAAP that affect generally entities such as the Company or the Acquiror, (iii) general business or economic conditions or from general changes or developments affecting the industries in which the Company or the Acquiror operate in areas where the Company or the Acquiror does business directly or through its Subsidiaries, except to the extent that any such change has a disproportionate impact on the Company or its Subsidiaries or Acquiror or its Subsidiaries or (iv) the announcement of this Agreement or the consummation of the transactions contemplated hereby, including compliance with the covenants set forth herein, or any action taken or omitted to be taken by (x) the Company at the written request or with the prior written consent of Acquiror or MergerCo or (y) Acquiror or MergerCo at the written request or with the prior written consent of the Company.

“Merger” has the meaning assigned in the first recital of this Agreement.

“MergerCo” has the meaning assigned in the preamble to this Agreement.

“Merger Consideration” has the meaning assigned in Section 3.1(c).

“NASDAQ” means the NASDAQ Stock Market, LLC.

“Permitted Liens” means (a) statutory Liens for current Taxes or other governmental charges not yet due and payable or the amount or validity of which is being contested in good faith by appropriate Proceedings, (b) Liens arising under workers’ compensation, unemployment insurance, social security, retirement and similar legislation, (c) other statutory liens securing payments not yet due including builder, mechanic, warehousemen, materialmen, contractor, landlord, workmen, repairmen, and carrier Liens, (d) purchase money Liens and Liens securing rental payments under capital lease arrangements entered into in the ordinary course of business or necessary to meet production or other requirements for the fulfillment of customer contracts or orders, and (e) mortgages, or deeds of trust, security interests or other encumbrances on title related to indebtedness reflected on the consolidated financial statements of the Company.

“Person” means and includes an individual, bank, partnership, joint venture, limited liability company, corporation, trust, unincorporated organization and government or any department or agency thereof.

“Proceeding” means any claim, action, arbitration, audit, contest, hearing, investigation, litigation or suit (whether civil, criminal, administrative, investigative or informal) commenced, brought, conducted, or heard by or before or otherwise involving, any court, administrative agency, other Governmental Authority or arbitrator.

“Recommendation” has the meaning assigned in Section 5.4(b).

“Registration Statement” has the meaning assigned in Section 5.6(a).

“Representatives” has the meaning assigned in Section 5.3(a).

“Requisite Certificate Vote” means the affirmative vote of holders of shares of the Acquiror Common Stock necessary to effectuate the amendment of the Acquiror Certificate pursuant to the laws of Delaware and the Acquiror Certificate.

“Requisite Stockholder Vote” means in the case of the Company, the affirmative vote of holders of shares of the Company Common Stock necessary to effectuate the Merger pursuant to the laws of Delaware and the Company’s certificate of incorporation, as well as the affirmative vote of the holders of a majority of the shares of Company Common Stock not held by Acquiror or Acquiror’s Affiliates, and in the case of Acquiror, the affirmative vote of the holders of a majority of the total shares of Acquiror Common Stock cast at the Acquiror Stockholders Meeting.

“Rights” means, with respect to any person, securities or obligations convertible into or exercisable or exchangeable for, or giving any person any right to subscribe for, redeem or acquire, or any options, calls or commitments relating to, or any stock appreciation right or other instrument the value of which is determined in whole or in part by reference to the market price or value of, shares of capital stock of such person.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Securities Laws” means, collectively, the Securities Act, the Exchange Act, the Investment Advisors Act, the Investment Company Act and any state securities and “blue sky” laws.

“Series A Preferred Stock” has the meaning assigned Section 4.2(e).

“Share” has the meaning assigned in Section 3.1(c).

“Software” has the meaning assigned in Section 4.2(q).

“Subsidiary” means (1) when referring to subsidiaries of Acquiror: Computer Equity Corporation, Government Telecommunications, Inc., Pacific Decision Sciences Corporation, Perimeter Acquisition Corp., and Thermo Life Energy Corp.; and (2) when referring to subsidiaries of the Company: Digital Angel Holdings, LLC, Digital Angel Technology Corporation, Digital Angel International, Inc., Signature Industries Limited, DSD Holding A/S, Fearing Manufacturing Co., Inc. and Timely Technology Corporation. Notwithstanding the foregoing, Acquiror’s Subsidiaries shall include VeriChip Corporation and InfoTech USA, Inc. for purposes of Sections 4.3(b), 4.3(f), 4.3(g), 4.3(h), 4.3(i), 4.3(j), 4.3(k), 5.2(a), 5.2(b), 5.9 and 5.10 hereof.

“Subsidiary SEC Documents” means, since December 31, 2004, the reports, registrations, and statements filed by VeriChip Corporation and InfoTech USA, Inc. with the SEC under the Securities Act, or under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including, but not limited to Annual Reports on Form 10-K, Form 10-Q, Form 8-K, registration statements, definitive proxy statements, and information statements.

“Superior Proposal” has the meaning assigned in Section 5.3(c).

“Surviving Corporation” has the meaning assigned in Section 2.1.

“Tax Opinion” has the meaning assigned in Section 6.1(f).

“Taxes” means all federal, state, local and foreign taxes, levies or other assessments imposed by any taxing authority, however denominated, including, without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, goods and services, capital, transfer, franchise, profits, license, withholding, payroll, employment, employer health, excise, estimated, severance, stamp, occupation, property or other taxes, and custom duties, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority.

“Tax Returns” means, collectively, all returns, declarations, reports, estimates, information returns and statements required to be filed under federal, state, local or any foreign tax laws.

“Trademarks” has the meaning assigned in Section 4.2(q).

“Trade Secrets” has the meaning assigned in Section 4.2(q).

“WARN” has the meaning assigned in Section 4.2(n).

SECTION 1.2. Interpretation. When a reference is made in this Agreement to Recitals, Sections, Annexes or Schedules, such reference shall be to a Recital or Section of, or Annex or Schedule to, this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and are not part of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed followed by the words “without limitation.” No rule against the draftsperson shall be applied in connection with the interpretation or enforcement of this Agreement. Whenever this Agreement shall require a party to take an action, such requirement shall be deemed to constitute an undertaking by such party to cause its Subsidiaries also to take such action.

ARTICLE 2.
THE MERGER

SECTION 2.1. The Merger. Upon the terms and subject to the conditions hereof, at the Effective Time and in accordance with the provisions of the DGCL, MergerCo shall be merged with and into the Company, whereupon the separate corporate existence of MergerCo shall cease, and the Company shall continue as the surviving corporation (the “Surviving Corporation”). From and after the Effective Time, the Surviving Corporation shall possess all the rights, privileges, immunities, powers and franchises, of a public as well as a private nature, of the Company and MergerCo and be subject to all the liabilities, obligations and duties of the Company and MergerCo, all as more fully described in the DGCL.

SECTION 2.2. Closing; Effective Time. Unless this Agreement has been terminated pursuant to Article 7 and subject to the satisfaction or, when permissible, waiver of the conditions set forth in Article 6, the closing of the Merger (the “Closing”) shall take place at the offices of Holland & Knight LLP in Fort Lauderdale, Florida, as soon as practicable but in no event later than 3:00 p.m. EST time on the fourth Business Day after the date on which each of the conditions set forth in Article 6 has been satisfied or waived or at such other place, at such other time or on such other date as MergerCo and the Company may mutually agree. The date on which the Closing actually occurs is hereinafter referred to as the “Closing Date.” At the Closing, MergerCo and the Company shall cause a certificate of merger for the Merger (the “Certificate of Merger”) to be executed and filed with the Secretary of State of the State of Delaware in the form required by and executed in accordance with the applicable provisions of the DGCL. The Merger shall become effective as of the date and time of such filing or such other time after such filings as the parties hereto shall agree to in the Certificate of Merger (the “Effective Time”).

SECTION 2.3. Certificate of Incorporation. At the Effective Time, the Company Certificate shall continue as in effect immediately prior to the Effective Time until thereafter amended in accordance with the terms thereof and the DGCL.

SECTION 2.4. Bylaws. At the Effective Time, the Company Bylaws shall be amended and restated to be identical to the bylaws of MergerCo, as in effect immediately prior to the Effective Time until thereafter amended in accordance with the terms thereof, the certificate of incorporation of the Surviving Corporation and the DGCL.

SECTION 2.5. Directors and Officers. The directors and officers of the Company immediately prior to the Effective Time shall become, from and after the Effective Time, the directors and officers of the Surviving Corporation, until their respective successors are duly elected or appointed in accordance with the certificate of incorporation and bylaws of the Surviving Corporation and the DGCL, or until such person’s earlier death, resignation or removal.

SECTION 2.6. Further Assurances. At and after the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of the Company or MergerCo, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or MergerCo, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

SECTION 2.7. Effect of the Merger. From and after the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of the Company and MergerCo shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions and duties of each of the Company and MergerCo shall, by operation of law, become the debts, liabilities, obligations, restrictions and duties of the Surviving Corporation.

ARTICLE 3.
CONVERSION OF SHARES; STOCKHOLDER APPROVAL

SECTION 3.1. Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the Company, Acquiror, MergerCo or the holders of any of the following securities:

(a) Capital Stock of MergerCo. Each share of common stock, par value $0.01 per share, of MergerCo issued and outstanding immediately prior to the Effective Time shall be canceled and shall be converted automatically into one share of common stock of the Surviving Corporation. Such shares will constitute the only outstanding shares of capital stock of the Surviving Corporation.

(b) Treasury Stock and Acquiror-Owned Stock. Each share of Company Common Stock or right to acquire Company Common Stock that is owned or controlled by the Company, Acquiror or any subsidiary of Acquiror shall automatically be canceled, retired and shall cease to exist without payment of any consideration thereof and without any conversion thereof.

(c) Conversion of Company Common Stock. Except as otherwise provided in Section 3.1(b), each issued and outstanding share of Company Common Stock (each, a “Share”) shall be converted into and represent the right to receive, and will be exchangeable for, 1.4 shares (the “Common Stock Exchange Ratio”) of validly issued, fully paid and nonassessable shares of Acquiror Common Stock, subject to adjustment pursuant to Section 3.2 (the “Merger Consideration”).

(d) Appraisal Rights. The parties hereto agree that, in accordance with Section 262 of the DGCL, in connection with the Merger no appraisal rights will be available to holders of shares of the Company Common Stock.

SECTION 3.2. Adjustment of Merger Consideration. If, after the date of this Agreement, but prior to the Effective Time, the shares of Acquiror Common Stock issued and outstanding shall, through a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the capitalization of Acquiror (regardless of the method of effectuation of any of the foregoing, including by way of a merger or otherwise), increase or decrease in number or be changed into or exchanged for a different kind or number of securities, then the applicable Merger Consideration shall be appropriately adjusted to provide the holders of Company Stock the same economic effect as contemplated by this Agreement prior to such event.

SECTION 3.3. Treatment of Options, Warrants and Restricted Stock.

(a) Options. Each of the then outstanding stock options, if any, to purchase shares of Company Common Stock (each, a “Company Stock Option”) issued by the Company pursuant to any Company Stock Plan, and any non-plan options to acquire shares of Company Common Stock issued by the Company pursuant to an option agreement or otherwise issued by the Company, will, by virtue of the Merger, and without any further action on the part of any holder thereof, be converted into an option (a “Converted Company Stock Option”) to purchase that number of shares of Acquiror Common Stock determined by multiplying the number of shares of Company Common Stock subject to such Company Stock Option at the Effective Time by the Common Stock Exchange Ratio, at an exercise price per share of Acquiror Common Stock equal to the exercise price per share of such Company Stock Option immediately prior to the Effective Time divided by the Common Stock Exchange Ratio, rounded up to the nearest whole cent. If the foregoing calculation results in a Converted Company Stock Option being exercisable for a fraction of a share of Acquiror Common Stock, then the number of  shares of Acquiror Common Stock subject to such option will be rounded up to the nearest whole number of  shares. The terms and conditions of each Converted Company Stock Option will otherwise remain as set forth in the Company Stock Option converted into such Converted Company Stock Option. Notwithstanding anything herein to the contrary, the adjustment provided for in this Section 3.3(a) with respect to all options will be and is intended to be effected in a manner that is consistent with Section 424(a) of the Code and, to the extent applicable, Q&A-18(d) of Notice 2005-1.

(b) Warrants. Each of the then outstanding warrants, if any, to purchase shares of Company Common Stock (each, a “Company Warrant”) will, by virtue of the

Merger, and without any further action on the part of any holder thereof, be converted into a warrant (a “Converted Company Warrant”) to purchase that number of shares of Acquiror Common Stock determined by multiplying the number of shares of Company Common Stock subject to such Company Warrant at the Effective Time by the Common Stock Exchange Ratio, at an exercise price per share of Acquiror Common Stock equal to the exercise price per share of such Company Warrant immediately prior to the Effective Time divided by the Common Stock Exchange Ratio, rounded up to the nearest whole cent. If the foregoing calculation results in a Converted Company Warrant being exercisable for a fraction of a share of Acquiror Common Stock, then the number of shares of Acquiror Common Stock subject to such warrant will be rounded up to the nearest whole number of shares. The terms and conditions of each Converted Company Warrant will otherwise remain as set forth in the Company Warrant converted into such Converted Company Warrant. Notwithstanding anything herein to the contrary, the adjustment provided for in this Section 3.3(b) with respect to all warrants will be and is intended to be effected in a manner that is consistent with Section 424(a) of the Code and, to the extent applicable, Q&A-18(d) of Notice 2005-1.

(c) Restricted Stock. Each right to receive a share of restricted stock of the Company (each, a “Company Restricted Share Right”), if any, will, by virtue of the Merger, and without any further action on the part of any holder thereof, be converted into a right to receive that number of restricted  shares of the Acquiror (the “Converted Company Restricted Share Right”) determined by multiplying the number of such Company Restricted Share Rights by the Common Stock Exchange Ratio. Except as set forth on Section 3.3(c) of the Company Disclosure Schedule, the terms and restrictions applicable to each Converted Company Restricted Share Right will otherwise remain as set forth in the applicable restricted share agreement.

SECTION 3.4. Payment for Company Stock.

(a) Exchange Agent. Not less than three Business Days prior to the Closing Date, Acquiror shall designate a bank or trust company reasonably acceptable to the Company to act as exchange agent in connection with the Merger (the “Exchange Agent”) for the purpose of exchanging certificates that immediately prior to the Effective Time represented shares of Company Stock and shares of Company Common Stock represented by book-entry for the applicable Merger Consideration. At or prior to the Effective Time, Acquiror shall deposit with the Exchange Agent, for the benefit of the holders of Company Stock, certificates or, at Acquiror’s option, evidence of shares in book-entry form, representing shares of Acquiror Common Stock in such denominations as the Exchange Agent may reasonably specify. Such certificates (or evidence of book-entry form, as the case may be) for shares of Acquiror Common Stock so deposited, together with any dividends or distributions with respect thereto, are hereinafter referred to as the “Exchange Fund.”

(b) Exchange.

(1) As soon as reasonably practicable after the Effective Time, the Surviving Corporation shall cause to be mailed to each record holder, as of the

Effective Time, of shares of Company Stock, (i) a letter of transmittal (which shall be in customary form and shall specify that delivery shall be effected, and risk of loss and title to the certificates shall pass, only upon proper delivery of the certificates to the Exchange Agent or, in the case of book-entry shares, upon adherence to the procedures set forth in the letter of transmittal) and (ii) instructions for use of the letter of transmittal in effecting the surrender of the certificates or, in the case of book-entry shares, the surrender of such shares, for payment of the applicable Merger Consideration therefor.

(2) In effecting the payment and delivery of the applicable Merger Consideration in respect of Shares entitled to the applicable Merger Consideration pursuant to Section 3.1, upon the surrender of such Shares (whether in certificate or book-entry form), the Exchange Agent shall deliver the number of whole shares of Acquiror Common Stock represented by such holder’s properly surrendered certificates or book-entry shares, as applicable, that such Shares are entitled to receive as Merger Consideration in accordance with this Article 3. Upon such delivery, such Shares so surrendered shall forthwith be canceled.

(3) If Acquiror Common Stock is to be remitted to a Person other than that in which the certificate for Shares surrendered for exchange is registered, it shall be a condition of such delivery: (a) that the certificate so surrendered shall be properly endorsed, with signature guaranteed or otherwise in proper form for transfer, and (b) the Person requesting such delivery shall pay to the Exchange Agent any transfer or other taxes required by reason of the delivery to a Person, other than that of the registered holder of the certificate surrendered, or shall establish to the satisfaction of the Exchange Agent that such Tax has been paid or is not applicable.

(4) Until surrendered in accordance with the provisions of this Section 3.4, each certificate or book-entry share, shall, after the Effective Time, represent for all purposes only the right to receive upon such surrender, the applicable Merger Consideration applicable thereto, without any interest thereon, subject to any required withholding Taxes, the delivery of which shall be deemed to be the satisfaction in full of all rights pertaining to the shares of Company Stock exchanged in the Merger.

(5) The stock transfer books of the Company shall be closed immediately upon the Effective Time and there shall be no further registration of transfers of shares of Company Stock thereafter on the records of the Company. On or after the Effective Time, any certificates or book-entry shares presented to the Exchange Agent or the Surviving Corporation for any reason shall be cancelled and exchanged into the applicable Merger Consideration with respect to the shares of Company Stock formerly represented thereby.

(c) No Issuance of Fractional Shares. No certificate or scrip representing fractional Acquiror Common Stock shall be issued upon the surrender of certificates or book-entry shares formerly representing Company Stock or otherwise in the Merger, and in lieu thereof, any fractional Acquiror Common Stock shall be rounded up to the nearest whole share of Acquiror Common Stock; provided that, prior to applying the preceding sentence with respect to any holder of Company Stock, all Company Stock held by such holder shall be aggregated, taking into account all certificates and book- entry shares formerly representing Company Stock delivered by such holder and the aggregate number of Company Stock represented thereby, and after giving effect to the exercise of any Company Stock Options or Company Warrants to be exercised by such holder in connection with the Closing.

(d) Lost Certificates. If any certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such certificate to be lost, stolen or destroyed and, if required by Acquiror, the posting by such Person of a bond in such reasonable amount as Acquiror may direct as indemnity against any claim that may be made against it with respect to such certificate, the Exchange Agent will deliver in exchange for such lost, stolen or destroyed certificate the applicable Merger Consideration with respect to the Shares formerly represented thereby, pursuant to this Agreement.

(e) Distributions With Respect to Unexchanged Shares. No dividends or other distributions with respect to shares of Acquiror Common Stock issuable with respect to the shares of Company Stock shall be paid to the holder of any unsurrendered certificates or book-entry shares until those certificates or book-entry  shares are surrendered as provided in this Article 3. Upon surrender, there shall be issued and/or paid to the holder of the shares of Acquiror Common Stock issued in exchange therefor, without interest, (i) at the time of surrender, the dividends or other distributions payable with respect to those shares of Acquiror Common Stock with a record date on or after the date of the Effective Time and a payment date on or prior to the date of this surrender and not previously paid and (ii) at the appropriate payment date, the dividends or other distributions payable with respect to those shares of Acquiror Common Stock with a record date on or after the date of the Effective Time but with a payment date subsequent to surrender.

(f) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the stockholders of the Company for eighteen months after the Effective Time shall be delivered to Acquiror, upon demand, and any holders of Shares prior to the Merger who have not theretofore complied with Article 3 shall thereafter look only to Acquiror for payment and delivery of the Merger Consideration, for unexchanged Shares to which such holders may be entitled.

(g) No Liability. None of Acquiror, MergerCo, the Surviving Corporation or the Exchange Agent shall be liable to any Person in respect of any portion of the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

(h) Withholding. Acquiror and the Exchange Agent shall be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement to any holder of Shares such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code and the rules and regulations promulgated thereunder, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Acquiror or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Stock in respect of which such deduction and withholding was made by Acquiror or the Exchange Agent.

ARTICLE 4.
REPRESENTATIONS AND WARRANTIES OF
THE COMPANY, ACQUIROR AND MERGERCO

SECTION 4.1. Disclosure Schedules. On or prior to the date hereof, the Company has delivered to Acquiror a schedule setting forth, among other things, items the disclosure of which is necessary or appropriate either: (i) in response to an express informational requirement contained in or requested by a provision hereof, or (ii) as an exception to one or more representations or warranties contained in Section 4.2 or to one or more of its covenants contained in Article 5 (the “Company Disclosure Schedule”). On or prior to the date hereof, Acquiror has delivered to the Company, a schedule setting forth, among other things, items the disclosure of which is necessary or appropriate either: (i) in response to an express informational requirement contained in or requested by a provision hereof, or (ii) as an exception to one or more representations or warranties contained in Section 4.3 or to one or more of its covenants contained in Article 5 (the “Acquiror Disclosure Schedule”). The mere inclusion of an item in either the Company Disclosure Schedule or the Acquiror Disclosure Schedule as an exception to a representation or warranty or covenant shall not be deemed an admission by a party that such item (or any undisclosed item or information of comparable or greater significance) represents a material exception or fact, event or circumstance with respect to the Company, Acquiror or MergerCo, respectively.

SECTION 4.2. Representations and Warranties of the Company. Except as set forth in the Company Disclosure Schedule or as set forth in the Company SEC Documents, the Company hereby represents and warrants to Acquiror and MergerCo as follows:

(a) Organization, Standing and Authority. The Company is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware, and is duly qualified or licensed to do business and is in good standing in all jurisdictions where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified or licensed, except for those jurisdictions in which failure to do so has not, or could not reasonably be expected to have a Material Adverse Effect.

(b) Corporate Power. The Company and each of its Subsidiaries has the corporate, partnership or other business association power and authority to carry on its business as it is now being conducted and to own or lease all its properties and assets.

(c) Corporate Authority and Action.

(1) The Company has the requisite corporate power and authority necessary to authorize the execution and delivery of, and performance of its obligations under, this Agreement and, subject to receipt of the Requisite Stockholder Vote to approve and adopt this Agreement and the Merger, to consummate the transactions contemplated by this Agreement. The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Company Board (with the approval of the Company Special Committee). This Agreement has been duly executed and delivered by the Company and is a valid and legally binding obligation of the Company, enforceable in accordance with its terms, subject only to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability related to or affecting creditors’ rights and to general principles of equity.

(2) The Company Special Committee has (i) determined that the Merger is advisable, fair to and in the best interests of Company’s stockholders (other than Acquiror and Acquiror’s Affiliates) and (ii) recommended that the Company Board approve this Agreement.

(3) The Company Board, based on the recommendation of the Company Special Committee, has (i) determined that the Merger is advisable, fair to and in the best interests of Company’s stockholders, (ii) approved this Agreement and (iii) recommended that the stockholders of the Company adopt this Agreement and approve the Merger.

(d) Regulatory Filings; Consents; No Defaults.

(1) No consents, approvals, orders or authorizations of, or filings, registrations, declarations or qualifications with, any Governmental Authority are required to be made or obtained by the Company in connection with the execution, delivery or performance by the Company of this Agreement, or to consummate the Merger, except for: (A) those required under the HSR Act, if any; (B) the filing and declaration of effectiveness of the Registration Statement and the Joint Proxy Statement/Prospectus and compliance with the Exchange or Securities Act; and (C) the filing of Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business. As of the date hereof, the Company has no Knowledge of any reason why the approvals of all Governmental Authorities necessary to permit consummation of the transactions contemplated by this Agreement will not be received.

(2) Subject to the Requisite Stockholder Vote of the Company, no consent by or approval or authorization of or notice to any other Person (other than a Governmental Authority) is required, whether under any material license or other material Contract or otherwise.

(3) Subject to the Requisite Stockholder Vote of the Company, the receipt of the approvals and consents referred to in Sections 4.2(d)(1) and 4.2(d)(2), the expiration of applicable waiting periods and the making of required filings under Securities Laws, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not: (A) constitute a breach or violation of, or a default under, or give rise to any Lien, any acceleration of remedies, any right of termination (with or without the giving of notice, passage of time or both) or any put or call right under, any law, rule or regulation or any judgment, decree, order, governmental or nongovernmental permit or license, or Contract of the Company or of any of its Subsidiaries or to which the Company or any of its Subsidiaries or its or their properties is subject or bound, (B) constitute a breach or violation of, or a default under, the Company Certificate or the Company Bylaws or similar governing documents of any of its Subsidiaries, or (C) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental or nongovernmental permit or license or Contract, except, in the case of clauses (A), (B) and (C), for any such conflict, violation, breach, default, loss, right, consent or approval or other occurrence which would not, or would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

(e) Company Stock. The authorized capital stock of the Company consists of: (i) 95,000,000 shares of Company Common Stock, (ii) 900,000 shares of undesignated preferred stock, par value $1.75 per share, and (iii) 100,000 shares of Series A Preferred Stock, par value $1.75 per share (the “Series A Preferred Stock”) (the undesignated and Series A Preferred Stock are collectively referred to herein as the “Company Preferred Stock”). As of August 7, 2007, (a) 44,641,388 shares of Company Common Stock were issued and outstanding, (b) no shares of Company Preferred Stock were issued and outstanding, (c) 18,195,312 shares of Company Common Stock were reserved for issuance under the Company Stock Plans, (d) 1,500,000 shares of Company Common Stock were reserved for issuance under stock options granted outside of the Company Stock Plans, (e) 1,370,763 shares of Company Common Stock were reserved for issuance under Company Warrants, and (f) 378,100 shares of Company Common Stock were held in treasury. The outstanding shares of Company Common Stock have been duly authorized and are validly issued and outstanding, fully paid and nonassessable, and subject to no preemptive rights (and were not issued in violation of any subscriptive or preemptive rights). As of the date hereof, other than the Company Stock Options and the Company Warrants, there are no shares of Company Common Stock authorized and reserved for issuance, the Company does not have any Rights issued or outstanding with respect to Company Stock, and the Company does not have any commitment to authorize, issue or sell any Company Stock or Rights, except pursuant to this Agreement. Section 4.2(e) of the Company Disclosure Schedule sets forth a list of the holders of outstanding Company Stock Options and Company Warrants, the date that each such Company Stock Option or Company Warrant was granted, the number of shares of Company Common Stock subject to each such Company Stock Option or Company Warrant, the vesting schedule and expiration date of each such Company Stock Option or Company Warrant and the price at which each such Company Stock Option or Company Warrant may be exercised.

(f) Subsidiaries. Set forth in Section 4.2(f) of the Company Disclosure Schedule is a list of all of the Company’s direct and indirect subsidiaries, including the states or countries in which such subsidiaries are organized, a brief description of such subsidiaries’ principal activities, and if any of such subsidiaries is not wholly-owned by the Company or one of its subsidiaries, the percentage owned by the Company or any such subsidiary and the names and percentage ownership by any other Person. No equity securities of any of the Company’s subsidiaries are or may become required to be issued, transferred or otherwise disposed of (other than to the Company or a wholly- owned subsidiary of the Company) by reason of any Rights with respect thereto. There are no Contracts by which any of the Company’s Subsidiaries is or may be bound to sell or otherwise issue any shares of its capital stock, and there are no Contracts relating to the rights or obligations of the Company to vote or to dispose of such  shares. All of the shares of capital stock of each of the Company’s Subsidiaries are fully paid and nonassessable and subject to no subscriptive or preemptive rights or Rights and are owned by the Company or a Company subsidiary free and clear of any Liens. Each of the Company’s Subsidiaries has been duly organized, is validly existing and in good standing under the laws of the jurisdiction in which it is organized and is duly qualified to do business and in good standing in the jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified except where the failure to do so has not, or could not reasonably be expected to have a Material Adverse Effect. The Company and its Subsidiaries have respected all corporate formalities of, and the Company is not liable for the debts and obligations of its Subsidiaries.

(g) SEC Documents, Financial Statements.

(1) Since December 31, 2004, the Company has filed all reports, registrations, and statements it was required to file with the SEC under the Securities Act, or under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including, but not limited to the Company’s Annual Reports on Form 10-K, Forms 10-Q, Form 8-K, registration statements, definitive proxy statements, and information statements (collectively, the “Company SEC Documents”). The Company has provided or made available via EDGAR to Acquiror copies of the Company SEC Documents, each in the form (including exhibits and any amendments thereto) filed with the SEC (or, if not so filed, in the form used or circulated). As of their respective dates (and without giving effect to any amendments or modifications filed after the date of this Agreement) each of the Company SEC Documents, including the financial statements, exhibits and schedules thereto, filed or circulated prior to the date hereof complied (and each of the Company SEC Documents filed prior to the Merger will comply) as to form with applicable Securities Laws and did not (or in the case of reports, statements, or circulars filed after the date of this Agreement, will not) contain any untrue statement of a material fact or omit to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

(2) Each of the Company’s consolidated statements of financial condition or balance sheets included in or incorporated by reference into the Company SEC Documents, including the related notes and schedules, fairly presented (or, in the case of Company SEC Documents filed after the date of this Agreement, will fairly present) the consolidated financial condition of the Company and its Subsidiaries as of the date of such statement of financial condition or balance sheet and each of the consolidated statements of income, cash flows and changes in stockholders’ equity included in or incorporated by reference into Company SEC Documents, including any related notes and schedules (collectively, the foregoing financial statements and related notes and schedules are referred to as the “Company Financial Statements”), fairly presented (or, in the case of Company SEC Documents filed prior to the Merger, will fairly present) the consolidated results of operations, cash flows and stockholders’ equity, as the case may be, of the Company and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to normal year-end audit adjustments), in each case in accordance with GAAP consistently applied during the periods involved (except as may be noted therein and except that such unaudited statements include no notes).

(3) Except as disclosed in the Company Financial Statements, none of the Company or any of its Subsidiaries has any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be set forth on a consolidated balance sheet of the Company and its consolidated subsidiaries or in the notes thereto, other than liabilities or obligations incurred in the ordinary course of business consistent with past practice since the date of the most recent financial statements included in the Company SEC Documents.

(h) Absence of Certain Changes. Since December 31, 2006, the business of the Company and its Subsidiaries has been conducted in the ordinary and usual course, consistent with past practice, and there has not been:

(1) any event, occurrence, development or state of circumstances or facts which has had or is reasonably likely to have a Material Adverse Effect on the Company and any of its Subsidiaries;

(2) any amendment of any term of any outstanding security of the Company or any of its Subsidiaries or to the Company or any of its Subsidiaries’ certificate of incorporation or bylaws (or similar governing documents);

(3) any (A) incurrence, assumption or guarantee by the Company or any of its Subsidiaries of any indebtedness for borrowed money, or (B) assumption, guarantee, endorsement or otherwise by the Company of any obligations of any other Person, in each case, other than in the ordinary and usual course of business consistent with past practices;

(4) any creation or assumption by the Company or any of its Subsidiaries of any Lien on any material asset other than in the ordinary and usual course of business consistent with past practices, other than a Permitted Lien;

(5) prior to or on the date hereof, any making of any loan by the Company and any of its Subsidiaries in excess of $100,000, or aggregate loans in excess of $250,000, advance or capital contributions to or investment in any Person, in each case, other than in the ordinary and usual course of business consistent with past practices;

(6) any material change in any accounting policies or practices by the Company or any of its Subsidiaries except as required by GAAP; or

(7) any (A) employment, deferred compensation, severance, retirement or other similar agreement entered into with any director, officer, consultant, partner or employee of the Company or any of its Subsidiaries (or any amendment to any such existing agreement), (B) grant or agree to grant any severance or termination pay to any director, officer, consultant, partner or employee of the Company or any of its Subsidiaries, or (C) change in compensation or other benefits payable to any director, officer, consultant, partner or employee of the Company or any of its Subsidiaries, except, in each case, in the ordinary course of business, or as required by Contract or applicable law with respect to employees of the Company or any of its Subsidiaries.

(i) Contracts.

(1) Set forth on Section 4.2(i) of the Company Disclosure Schedule is a listing of each of the following material executory Contracts to which either the Company or any of its Subsidiaries is a party, or by which any of them is bound or to which any of their properties is subject:

(A) any lease of real property;

(B) any partnership, joint venture or other similar agreement or arrangement, or any options or rights to acquire from any Person any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of such Person, in each case, entered into other than in the ordinary course of business;

(C) any agreement relating to the acquisition or disposition of any business (whether by merger, sale of stock, sale of assets or otherwise);

(D) any indenture, mortgage, promissory note, loan agreement, guarantee or other agreement or commitment, outstanding as of the date hereof, for the borrowing of money by the Company or one of its Subsidiaries (other than inter-company obligations) or the deferred purchase price of property in excess of $100,000 (in either case, whether incurred, assumed, guaranteed or secured by any asset);

(E) any agreement in force as of the date hereof that creates future payment obligations in excess of $100,000 in the aggregate and which by its terms does not terminate or is not terminable without penalty upon notice of 90 days or less;

(F) any license, franchise or similar agreement material to the Company or any of its Subsidiaries or any agreement relating to any trade name or intellectual property right that is material to the Company or any of its Subsidiaries on a consolidated basis;

(G) any exclusive dealing agreement or any agreement that limits the freedom of the Company or any of its Subsidiaries to compete in any line of business or with any Person or in any area or that would so limit their freedom after the Effective Date;

(H) any compensation, employment, severance, supplemental retirement or other similar agreement or arrangement with any employee or former employee of, or independent contractor with respect to, the Company or any of its Subsidiaries in excess of $50,000;

(I) any severance, separation, change of control or other payments or any other “change of control” provision under any and all severance, separation, change of control, retention, and salary continuation plans, programs, agreements or arrangements of the Company, in connection with the consummation of the Merger (other than the acceleration of any vesting of Company Stock Options); and

(J) any other Contract that is a “material contract” as defined in Item 601(b)(10) of SEC Regulation S-K and that has not been filed prior to the date hereof as an exhibit to the Company’s SEC Documents.

(2) Each Contract that has been, or is required to be, set forth in Section 4.2(i) of the Company Disclosure Schedule is a valid and binding agreement of the Company or one or more of its Subsidiaries, as the case may be, and is in full force and effect, and the Company or its Subsidiaries that are parties thereto are not in default or breach in any material respect under the terms of any such Contract.

(3) Neither the Company nor any of its Subsidiaries is a party to or is bound by any Contract that would prevent, materially delay or materially impede the Company’s ability to consummate the Merger or the other transactions contemplated by this Agreement.

(j) Compliance with Laws. Each of the Company and its Subsidiaries:

(1) is in compliance in all material respects with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable to the conduct of its businesses or to the employees conducting such businesses;

(2) has all material permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Authorities that are required in order to permit them to own or lease their properties and to conduct their businesses as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and are current and, to the Company’s Knowledge, no suspension or cancellation of any of them is threatened or is reasonably likely and all such filings, applications and registrations are current;

(3) has received, since January 1, 2005, no written notification or communication (or, to the Knowledge of the Company, any other communication) from any Governmental Authority (A) asserting non- compliance with any of the statutes, regulations, rules or ordinances of such Governmental Authority, (B) threatening any material penalty or to revoke any license, franchise, permit, or governmental authorization, (C) requiring any of them (including any of the Company’s or its Subsidiaries’ directors or controlling persons) to enter into a cease and desist order, agreement, or memorandum of understanding (or requiring the board of directors thereof to adopt any resolution or policy), or (D) restricting or disqualifying their activities;

(4) is not aware of any pending or threatened investigation, review or disciplinary Proceedings by any Governmental Authority against the Company, any of its Subsidiaries or any officer, director or employee thereof;

(5) in the conduct of its business with respect to employee benefit plans subject to Title I of ERISA, has not (A) breached any applicable fiduciary duty under Part 4 of Title I of ERISA which would subject it to material liability under Sections 405 or 409 of ERISA or (B) engaged in a “prohibited transaction” within the meaning of Section 406 of ERISA or Section 4975(c) of the Code which would subject it to material liability or Taxes under Sections 409 or 502(i) of ERISA or Section 4975(a) of the Code;

(6) since January 1, 2005, has timely filed all material reports, registrations and statements, together with any amendments required to be made with respect thereto, that were required to be filed under any applicable law, regulation or rule, with any applicable Governmental Authority (the “Company Reports”). As of their respective dates, the Company Reports complied with the applicable statutes, rules, regulations and orders enforced or promulgated by the regulatory authority with which they were filed.

(k) Properties. Except as may be reflected in the Company’s Financial Statements dated before the date hereof, the Company and its Subsidiaries have good and marketable title, free and clear of all Liens (other than Permitted Liens) to all of the material properties and assets, tangible or intangible, reflected in such financial statements as being owned by the Company and its Subsidiaries as of the dates thereof. To the Company’s Knowledge, all buildings and all the material fixtures, equipment, and other property and assets held under leases or subleases by any of the Company and its

Subsidiaries are held under valid leases or subleases, enforceable in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and to general principles of equity). Set forth in Section 4.2(k) of the Company Disclosure Schedule is a list of any and all real estate owned or leased by it or a Company Subsidiary as of the date hereof. Except to the extent such securities are pledged in the ordinary course of business consistent with prudent business practices to secure obligations of each of the Company or any of its Subsidiaries, each of the Company and its Subsidiaries has good and marketable title to all securities held by it, free and clear of any Lien. Such securities are valued on the books of the Company or its Subsidiaries in accordance with GAAP.

(l) Taxes.

(1) The Company and each of its Subsidiaries have timely filed in a complete and correct manner all Tax Returns that they were required to file, other than any Tax Returns the failure to complete correctly or to file would not, individually or in the aggregate, have a Material Adverse Effect. The Company and each of its Subsidiaries have paid all Taxes due, other than Taxes adequate reserves for which have been made in the Company’s financial statements and Taxes the failure to pay would not, individually or in the aggregate, have a Material Adverse Effect.

(2) There are no claims or assessments pending against the Company or any of its Subsidiaries for any alleged deficiency in any Tax, and neither the Company nor any of its Subsidiaries has been notified in writing of any proposed Tax claims or assessments against the Company or any of its Subsidiaries (other than, in each case, claims or assessments for which adequate reserves in the Company financial statements have been established and claims or assessments which would not, individually or in the aggregate, have a Material Adverse Effect).

(3) There are no Liens on any of the assets or properties of the Company or any of its Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax, except for statutory liens for current Taxes not yet due and payable (and except for Liens which would not, individually or in the aggregate, have a Material Adverse Effect).

(4) Neither the Company nor any of its Subsidiaries (x) is bound by any Tax allocation or Tax sharing agreement with a Person other than Acquiror which applies to U.S. federal or state income Taxes, or (y) has any liabilities under any Tax allocation or Tax sharing agreement (except for any liabilities which would not, individually or in the aggregate, have a Material Adverse Effect).

(5) Neither the Company nor any of its Subsidiaries has participated in a listed transaction within the meaning of Treasury Regulations Section 1.6011-4(b)(2).

(6) No currently effective waivers of statutes of limitations (excluding such statutes that relate to any years currently under examination by the IRS) have been given by or requested with respect to any Taxes of the Company or any of its Subsidiaries.

(7) Each of the Company and its Subsidiaries has paid or made provision for the payment of all Taxes that have been incurred or are due or claimed to be due from it by federal, state, foreign or local taxing authorities other than Taxes that are not yet delinquent or are being contested in good faith and have not been finally determined.

(8) The federal and state income Tax Returns of the Company and its Subsidiaries have been examined by the IRS or the relevant state taxing authorities, as the case may be, through December 31, 2002. The federal income Tax Returns of the Company and its Subsidiaries for the fiscal year ended December 31, 2001 and for all fiscal years prior thereto are, for purposes of routine audit by the IRS, closed because of the statute of limitations, and no claims for additional Taxes for such fiscal years are pending. There are no audits by, or disputes pending between the Company or any of its Subsidiaries and, any taxing authority of which the Company or any of its Subsidiaries has received written notice, or claims asserted in writing by any taxing authority for, Taxes or assessments upon the Company or any of its Subsidiaries. In addition, other than either (i) amounts the failure to withhold or pay, or (ii) Tax Returns the failure to complete correctly or to file, would not individually or in the aggregate have a Material Adverse Effect, (A) proper and accurate amounts have been withheld by the Company and its Subsidiaries from their employees for all prior periods in compliance with the Tax withholding provisions of applicable federal, state and local laws and (B) federal, state and local Tax Returns that are complete and accurate have been filed by the Company and its Subsidiaries for all periods for which Tax Returns were due with respect to income Tax withholding, Social Security and unemployment Taxes. The amounts shown on such federal, state or local Tax Returns to be due and payable have been paid in full.

(9) Neither the Company nor any of its Subsidiaries has been required to include in income any adjustment pursuant to Section 481 of the Code or otherwise by reason of a voluntary change in accounting method initiated by the Company or any of its Subsidiaries, and the IRS has not initiated or proposed any such adjustment or change in accounting method.

(m) Litigation. There is no Litigation before any court, arbitrator, mediator or Governmental Authority that has been or would reasonably be expected to be material to the Company and its Subsidiaries taken as a whole pending against the Company or any of its Subsidiaries, and, to the Company’s Knowledge, no such Litigation has been threatened.

(n) Employees; Labor Matters.

(1) Each of the Company and its Subsidiaries is in compliance in all material respects with all currently applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, including any such laws respecting employment discrimination, harassment, disability rights or benefits, equal opportunity, plant closure issues, affirmative action, workers’ compensation, employee benefits, severance payments, labor relations, employee leave issues, wage and hour standards, occupational safety and health requirements and unemployment insurance and related matters. None of the Company or any of its Subsidiaries is engaged in any unfair labor practice and there is no unfair labor practice complaint pending or threatened against the Company or any of its Subsidiaries before the National Labor Relations Board. There are no charges or complaints against the Company or any of its Subsidiaries pending or threatened in writing alleging sexual or other harassment, or other discrimination or improper employment practices, by the Company, any of its Subsidiaries or by any of their employees, agents or representatives.

(2) Neither the Company nor any of its Subsidiaries is a party to, or is bound by, any collective bargaining agreement, Contract or other agreement or understanding with any labor union or organization, nor has it agreed to recognize any union or other collective bargaining unit, nor has any union or other collective bargaining unit been certified, or is seeking certification, as representing any of the employees of the Company or any of its Subsidiaries.

(3) The Company and its Subsidiaries are and have been in substantial compliance with all notice and other requirements under the Worker Adjustment and Retaining Notification (“WARN”) or similar state statute. None of the employees of the Company or its Subsidiaries have suffered an “employment loss” (as defined in WARN) during the 90- day period prior to the execution of this Agreement.

(o) Employee Benefit Plans.

(1) Set forth in Section 4.2(o) of the Company Disclosure Schedule is a complete list of each employee or director benefit plan, arrangement or agreement, whether or not written, including without limitation any employee welfare benefit plan within the meaning of Section 3(1) of ERISA, any employee pension benefit plan within the meaning of Section 3(2) of ERISA (whether or not such plan is subject to ERISA) and any bonus, incentive, deferred compensation, vacation, stock purchase, stock option, severance, employment, change of control or material fringe benefit plan, program or agreement that is sponsored, maintained or contributed to by the Company or any of its Subsidiaries, or with respect to which the Company has or reasonably could incur any liability, for the benefit of current or former employees or directors or their beneficiaries (the “Company Benefit Plans”).

(2) The Company has heretofore made available to Acquiror (A) true and complete copies of each of the Company Benefit Plans (or written explanations of any unwritten Company Benefit Plans) as in effect on the date hereof and amendments thereto, including summary plan descriptions; (B) the three most recent Annual Reports (Form 5500 Series) and accompanying schedules, if any; and (C) the most recent determination or opinion letter from the IRS (if applicable) for such Company Benefit Plan.

(3) With respect to each Company Benefit Plan, the Company and its Subsidiaries have complied, and are now in compliance, in all material respects with all provisions of ERISA, the Code and all laws and regulations applicable to such Company Benefit Plans and each Company Benefit Plan has been administered in all material respects in accordance with its terms. The IRS has issued a favorable determination or opinion letter with respect to each Company Benefit Plan that is intended to be a “qualified plan” within the meaning of Section 401(a) of the Code that has not been revoked, and, to the Knowledge of the Company, no circumstances exist and no events have occurred that could reasonably be expected to adversely affect the qualified status of any such plan or the related trust (except for changes in applicable law for which the remedial amendment period has not yet expired). No Company Benefit Plan is intended to meet the requirements of Code Section 501(c)(9).

(4) All contributions required to be made by the Company to any Company Benefit Plan by applicable law or regulation or by any plan document or other contractual undertaking, and all premiums due or payable with respect to insurance policies funding any Plan, for any period through the date hereof have been timely made or paid in full or, to the extent not required to be made or paid on or before the date hereof, have been reflected on the Company Financial Statements. Each Company Benefit Plan, if any, that is an employee welfare benefit plan under Section 3(1) of ERISA is either (A) funded through an insurance company Contract and is not a “welfare benefit fund” within the meaning of Section 419 of the Code or (B) unfunded.

(5) There is no pending or, to the Knowledge of the Company, threatened Litigation relating to the Company Benefit Plans. Neither the Company nor any of its Subsidiaries has engaged in a transaction with respect to any Company Benefit Plan that would subject the Company or any of its Subsidiaries to a material tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA.

(6) No Company Benefit Plan is subject to Title IV or Section 302 of ERISA or Section 412 or 4971 of the Code, and neither the Company nor any of its Subsidiaries has contributed or been obligated to contribute to a “multiemployer plan” (as defined in Section 3(37) of ERISA) or a plan that has two or more contributing, but unrelated, sponsors and that is subject to Title IV of ERISA at any time on or after December 31, 1994. No liability under Subtitle C or D of Title IV of ERISA has been or is reasonably expected to be incurred by the Company or any of its Subsidiaries with respect to any ongoing, frozen or terminated “single-employer plan,” within the meaning of Section 4001 of ERISA, currently or formerly maintained by any of them, or the single-employer plan of any entity which is considered one employer with the Company under Section 4001 of ERISA or Section 414 of the Code (a “Company ERISA Affiliate”). No notice of a “reportable event,” within the meaning of Section 4043 of ERISA, for which the 30-day reporting requirement has not been waived has been required to be filed for any Company Benefit Plan or, to the Knowledge of the Company, by any Company ERISA Affiliate. Neither the Company nor any of its Subsidiaries or Company ERISA Affiliates has provided, or is required to provide, security to any Company Benefit Plan or any single-employer plan of a Company ERISA Affiliate.

(7) Neither the Company nor any of its Subsidiaries has any obligation for retiree health, life or other welfare benefits, except for benefits and coverage required by applicable law, including, without limitation, Section 4980B of the Code and Part 6 of Title I of ERISA. There are no restrictions on the rights of the Company or any of its Subsidiaries to amend or terminate any such plan (other than reasonable and customary advance notice and consent requirements and administrative expenses) without incurring any material liability thereunder.

(8) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby (either standing alone or in conjunction with any other event) will (A) except as to the Persons listed in the Company Disclosure Schedule, result in any payment (including severance, unemployment compensation, “excess parachute” (within the meaning of Section 4999 of the Code), forgiveness of indebtedness or otherwise) becoming due to any director or any employee of the Company or any of its Subsidiaries under any Company Benefit Plan, (B) increase any benefits otherwise payable under any Company Benefit Plan, (C) result in any acceleration of the time of payment or vesting of any such benefit, or (D) affect in any way the ability to amend, terminate, merge or administer any Company Benefit Plan.

(9) The Company does not maintain a Company Benefit Plan or other arrangement that is subject to Section 409A of the Code, and each Company Benefit Plan that is a nonqualified deferred compensation plan subject to Section 409A of the Code has been operated and administered in good faith compliance with Section 409A of the Code since January 1, 2005.

(10) The Company has not granted any awards intended to constitute performance-based compensation not subject to the deduction limit under Section 162(m) of the Code.

(p) Environmental Matters. The Company and its Subsidiaries have complied in all material respects with applicable Environmental Laws; no property (including buildings and any other structures) currently owned or operated by the Company or any of its Subsidiaries or in which the Company or any of its Subsidiaries (whether as fiduciary or otherwise) has a Lien, is being or, to the Company’s Knowledge, has been contaminated with, or has had any release of, any Hazardous Substance in such form or substance so as to create any material liability for the Company or any of its Subsidiaries; the Company and any of its Subsidiaries are not subject to material liability for any Hazardous Substance disposal or contamination on any other third-party property; within the last six years, the Company and any of its Subsidiaries have not received any written notice, demand letter, claim or request for information alleging any violation of, or liability of the Company or any of its Subsidiaries under, any Environmental Law; the Company and any of its Subsidiaries are not subject to any written order, decree, injunction or other agreement with any Governmental Authority or any third party relating to any Environmental Law; the Company and any of its Subsidiaries are not aware of or do not have any Knowledge of any facts that could lead to liability for handling or disposal of Hazardous Substances involving the Company or any of its Subsidiaries, any currently owned or operated property (whether as fiduciary or otherwise), or any reasonably likely liability related to any Lien held by the Company or any of its Subsidiaries; and the Company and any of its Subsidiaries have made available to Acquiror copies of all environmental reports, studies, sampling data, correspondence, filings and other environmental information in its possession or reasonably available to it relating to the Company or any of its Subsidiaries or any currently or formerly owned or operated property or any property in which the Company or any of its Subsidiaries (whether as fiduciary or otherwise) has held a Lien.

(q) Intellectual Property.

(1) The Company and its Subsidiaries have a valid right to use all trademarks, service marks, trade names, Internet domain names, designs, slogans, trade dress and general intangibles of like nature (collectively, “Trademarks”); Software (as defined below); technology; trade secrets and other confidential information, know-how, proprietary processes, formulae, algorithms, models, and methodologies (collectively, “Trade Secrets”) used in the Company’s and each Subsidiary’s business as currently conducted, except where failure to do so would not constitute a Material Adverse Effect. The Company or its Subsidiaries either (i) own or have the right to use all patents, Trademarks, and copyrights necessary for the conduct of the Company’s and each of its Subsidiaries’ businesses as currently conducted, except where the failure to do so would not constitute a Material Adverse Effect, and/or (ii) are validly licensed under third-party patents, Trademarks and copyrights necessary for the same. As used in this Agreement, the term “Intellectual Property” means patents, copyrights, Trademarks, applications for any of the foregoing, and Trade Secrets; the term “Company License Agreements” means any license agreements granting any right to use or practice any rights under any Intellectual Property (except for such agreements for software already installed by the manufacturer before purchase on computers purchased by the Company, shrink-wrap or click-wrap software or other off-the-

shelf products that are generally available for less than $10,000), and any written settlements relating to any Intellectual Property, to which the Company or any of its Subsidiaries is a party or otherwise bound; and the term “Software” means any and all computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code.

(2) Schedule 4.2(q)(2) sets forth, for the Intellectual Property owned and maintained by the Company and its Subsidiaries, a complete and accurate list of all U.S. and foreign (1) patents and patent applications; (2) issued and pending Trademark registrations (including Internet domain name registrations) and applications and material unregistered Trademarks; and (3) copyright registrations and applications, indicating for each, the applicable jurisdiction, registration number (or application number), date issued (or date filed) and current status. Schedule 4.2(q)(2) sets forth a complete and accurate list of all third party Software that is incorporated in any Software sold, licensed, leased or otherwise distributed by or used in the course of rendering services offered by the Company or any of its Subsidiaries, indicating for each the title and owner/licensor of the Software.

(3) The Intellectual Property owned by the Company and its Subsidiaries is free and clear of all Liens.

(4) The patents, Trademarks and Trade Secrets listed on Schedule 4.2(q)(2) are owned by the Company or a Subsidiary and are valid and enforceable, in full force and effect, and have not been canceled, expired, or abandoned. The Intellectual Property (other than patents) owned by the Company or any of its Subsidiaries is valid and enforceable, in full force and effect, and to the extent such Intellectual Property is the subject of a registration or application (as described in Section 4.2(q)(2)), such Intellectual Property is subsisting and has not been canceled, expired, or abandoned. There is no pending or, to the Knowledge of the Company, threatened opposition, interference or cancellation Proceeding before any court or registration authority in any jurisdiction against any of the items listed in Schedule 4.2(q)(2), or, to the Knowledge of the Company, against any Intellectual Property licensed to the Company or its Subsidiaries.

(5) The conduct of the Company’s and its Subsidiaries’ business as currently conducted, to the Company’s Knowledge, does not infringe upon any Intellectual Property rights owned or controlled by any third party (either directly or indirectly such as through contributory infringement or inducement to infringe). Schedule 4.2(q)(5) lists all U.S. and foreign patents concerning which: (i) the Company has obtained or requested written opinion of counsel; or (ii) the Company has received written allegation or notice of infringement or license offer outside the ordinary course of business. There are no claims or suits pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries has received any notice of a third party claim or suit against the Company or any of its

Subsidiaries (1) alleging that its past or present activities, products, services or the conduct of its businesses infringes or has infringed upon, violates, or constitutes the unauthorized use of the Intellectual Property rights of any third party or (2) challenging the ownership, use, validity or enforceability of any Intellectual Property.

(6) There are no settlements, forbearances to sue, consents, judgments, or orders or similar obligations to which the Company or any of its Subsidiaries is bound which (1) restrict the Company’s or its Subsidiaries’ rights to use any Intellectual Property, (2) restrict the Company’s or its Subsidiaries’ business in order to accommodate a third party’s Intellectual Property, or (3) permit third parties to use any Intellectual Property owned by the Company or any of its Subsidiaries. The Company and its Subsidiaries have not licensed or sublicensed their rights in any material Intellectual Property other than pursuant to the Company License Agreements, and no royalties, honoraria or other fees are payable by the Company or its Subsidiaries for the use of or right to use any Intellectual Property licensed to the Company or its Subsidiaries, except pursuant to the Company License Agreements. The Company License Agreements are valid and binding obligations of all parties thereto, enforceable in accordance with their terms subject only to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general principles of equity. There exists no event or condition which will result in a material violation or breach of, or constitute (with or without due notice or lapse of time or both) a default by the Company or any other party under any such Company License Agreement.

(7) To the Company’s Knowledge, no Trade Secret of the Company or its Subsidiaries has been disclosed or authorized to be disclosed to any third party other than pursuant to a non-disclosure agreement that protects the Company and the applicable Subsidiary’s proprietary interests in and to such Trade Secrets. Neither the Company nor, to the Knowledge of the Company, any other party to any non-disclosure agreement relating to the Company’s Trade Secrets is in breach or default thereof.

(8) To the Knowledge of the Company, no third party is misappropriating, infringing, diluting, or violating any Intellectual Property owned by the Company or any of its Subsidiaries and no such claims have been brought or threatened against any third party by the Company or any of its Subsidiaries.

(9) The consummation of the transactions contemplated hereby will not result in the loss or impairment of the Company’s or any of its Subsidiaries’ right to own or use any of the Intellectual Property, nor will require the consent of any Governmental Authority or third party in respect of any such Intellectual Property.

(10) Schedule 4.2(q)(10) lists all Software sold, licensed, leased or otherwise distributed by or used in the services offered by the Company or any of its Subsidiaries to any third party, and identifies which Software is sold, licensed, leased, or otherwise distributed, or used, as the case may be. With respect to the Software set forth in Schedule 4.2(q)(10) which the Company or any of its Subsidiaries purports to own, such Software was either developed (1) by employees of the Company or any of its Subsidiaries within the scope of their employment; or (2) by independent contractors who have unconditionally assigned all of their rights in such Software and all copyrights in such Software to the Company or any of its Subsidiaries pursuant to written agreements.

(11) The Company and each of its Subsidiaries have all requisite licenses to use any shrink-wrap or click-wrap software, other off-the- shelf products, or any other Software used by any of them in connection with their business, and neither the Company nor any Subsidiary is using any such products or Software where all requisite consideration has not been paid for the use thereof. To the Company’s Knowledge, neither the Company nor any of its Subsidiaries is in violation of any applicable law or any Contract or other agreement, arrangement or understanding regarding or in connection with such products or Software, and neither the Company nor any of its Subsidiaries has any payment obligations or other actual or potential liabilities related to or in connection with such products or Software.

(r) Insurance. The Company has provided to Acquiror a list of all of the material insurance policies, binders, or bonds maintained by the Company or its Subsidiaries (“Company Insurance Policies”). The Company and its Subsidiaries are insured with reputable insurers against such risks and in such amounts as the management of the Company or its Subsidiaries reasonably determined to be prudent in accordance with industry practices. All of the Company Insurance Policies are in full force and effect; the Company and its Subsidiaries are not in material default thereunder; and all material claims thereunder have been filed in due and timely fashion.

(s) Brokers. No action has been taken by the Company or any Subsidiary that would give rise to any valid claim against any party hereto for a brokerage commission, finder’s fee or other like payment with respect to the transactions contemplated by this Agreement, excluding the fees to be paid by the Company to Seven Hills Partners LLC in amounts and on terms set forth in Section 4.2(s) of the Company Disclosure Schedule.

(t) Tax Treatment. As of the date hereof, the Company has no reason to believe that the Merger will not qualify as a “reorganization” within the meaning of Section 368(a) of the Code.

(u) No Illegal Payments, Etc. None of the Company or any of its Subsidiaries, nor any of their directors, officers, employees or agents, has (a) directly or indirectly given or agreed to give any illegal gift, contribution, payment or similar benefit to any supplier, customer, governmental official or employee or other Person who was, is or may be in a position to help or hinder the Company or any of its Subsidiaries (or assist in connection with any actual or proposed transaction) or made or agreed to make any illegal contribution, or reimbursed any illegal political gift or contribution made by any other Person, to any candidate for federal, state, local or foreign public office (i) which might subject any of the Company and its Subsidiaries to any damage or penalty in any civil, criminal or governmental Litigation or Proceeding or (ii) the non-continuation of which, in the case of (i) and (ii), has had or might have, individually or in the aggregate, a Material Adverse Effect or (b) established or maintained any unrecorded fund or asset or made any false entries on any books or records for any purpose.

(v) Joint Proxy Statement/Prospectus and Registration Statement. None of the information supplied or to be supplied by the Company in writing specifically for inclusion in or incorporation by reference into, and which is included in or incorporated by reference into, (i) the Registration Statement or any amendment or supplement thereto will, at the respective times such documents are filed, and, in the case of the Registration Statement or any amendment or supplement thereto, when the same becomes effective, at the time of the Company Stockholders Meeting, the Acquiror Stockholders Meeting or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) the Joint Proxy Statement/Prospectus or any other documents filed or to be filed with the SEC or any other Governmental Authority in connection with the transactions contemplated hereby, will, at the respective times such documents are filed and, in the case of the Joint Proxy Statement/Prospectus or any amendment or supplement thereto, at the time of mailing to stockholders of the Company and Acquiror and at the times of the Company Stockholders Meeting and Acquiror Stockholders Meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or necessary to correct any statement made in any earlier communication. For this purpose, any such information included in or incorporated by reference into any such document relating to the Company will be deemed to have been so supplied in writing specifically for inclusion or incorporation therein if such document was available for review by the Company or its counsel a reasonable time before such document was filed (but the foregoing will not be the exclusive manner in which it may be established that such information was so supplied). The Registration Statement and the Joint Proxy Statement/Prospectus will comply as to form in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder.

SECTION 4.3. Representations and Warranties of Acquiror and MergerCo. Except as set forth in the Acquiror Disclosure Schedule, Acquiror SEC Documents or Subsidiary SEC Documents, each of Acquiror and MergerCo, as the case may be, hereby represents and warrants to the Company as follows:

(a) Organization, Standing and Authority. Each of Acquiror and MergerCo is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and is duly qualified or licensed to do business and is in good standing in all jurisdictions where ownership or leasing of property or assets or the conduct of business requires either to be so qualified or licensed, except for those jurisdictions in which failure to do so has not, or could not reasonably be expected to have a Material Adverse Effect.

(b) Corporate Power. Acquiror and each of its Subsidiaries has the corporate, partnership or other business association power and authority to carry on its business as it is now being conducted and to own or lease all its properties and assets.

(c) Corporate Authority.

(1) Each of Acquiror and MergerCo has the requisite corporate power and authority necessary to authorize the execution and delivery of, and performance of its obligations under, this Agreement and, subject to receipt of the Requisite Stockholder Vote, to consummate the transactions contemplated by this Agreement. The execution, delivery and performance by Acquiror of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Acquiror Board (with the approval of the Acquiror Special Committee). This Agreement has been duly executed and delivered by Acquiror and MergerCo and is a valid and legally binding obligation of each of Acquiror and MergerCo, enforceable in accordance with its terms, subject only to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability related to or affecting creditors’ rights and to general principles of equity.

(2) The Acquiror Special Committee has (i) determined that the Merger is advisable, fair to and in the best interests of Acquiror and Acquiror’s public stockholders and (ii) recommended that the Acquiror Board approve (x) this Agreement and (y) an amendment to the Acquiror Certificate to increase the number of authorized shares of Acquiror Common Stock.

(3) The Acquiror Board, based on the recommendation of the Acquiror Special Committee, has (i) determined that the Merger is advisable, fair to and in the best interests of Acquiror and Acquiror’s public stockholders, (ii) approved (x) this Agreement and (y) an amendment to the Acquiror Certificate to increase the number of authorized shares of Acquiror Common Stock, and (iii) recommended that the stockholders of Acquiror approve the issuance of Acquiror Common Stock in connection with the Merger and the amendment to the Acquiror Certificate.

(d) Regulatory Filings; Consents; No Defaults.

(1) No consents, approvals, orders or authorizations of, or filings, registrations, declarations or qualifications with, any Governmental Authority are required to be made or obtained by Acquiror in connection with the execution, delivery or performance by Acquiror and MergerCo of this Agreement, or to consummate the Merger, except for: (A) those required under the HSR Act, if any; (B)  the filing and declaration of effectiveness of the Registration Statement and the Joint Proxy Statement/Prospectus and compliance with the Exchange or

Securities Act; (C) approval of the listing on the NASDAQ of the shares of Acquiror Common Stock to be issued as Merger Consideration; (D) the filing of an amendment to Acquiror’s certificate of incorporation with the Secretary of State of the State of Delaware to increase the number of authorized shares of Acquiror Common Stock; and (E) the filing of a Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business. As of the date hereof, Acquiror has no Knowledge of any reason why the approvals of all Governmental Authorities necessary to permit consummation of the transactions contemplated by this Agreement will not be received.

(2) Subject to the Requisite Stockholder Vote of Acquiror, no consent by or approval or authorization of or notice to any other Person (other than a Governmental Authority) is required, whether under any material license or other material Contract or otherwise.

(3) Subject to the Requisite Stockholder Vote of Acquiror, the receipt of the approvals and consents referred to in Section 4.3(d)(1) and 4.3(d)(2), the expiration of applicable waiting periods and the making of all required filings under Securities Laws, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not: (A) constitute a breach or violation of, or a default under, or give rise to any Lien, any acceleration of remedies, any right of termination (with or without the giving of notice, passage of time or both) or any put or call right under, any law, rule or regulation or any judgment, decree, order, governmental or nongovernmental permit or license, or Contract of Acquiror or of any of its Subsidiaries or to which Acquiror or any of its Subsidiaries or its or their properties is subject or bound, (B) constitute a breach or violation of, or a default under, the certificate of incorporation or bylaws (or similar governing documents) of Acquiror or of any of its Subsidiaries, or (C) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental or nongovernmental permit or license or Contract, except, in the case of clauses (A), (B) and (C), for any such conflict, violation, breach, default, loss, right, consent or approval or other occurrence which would not, or would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

(e) Acquiror Stock. As of the date of this Agreement, the authorized capital stock of Acquiror consists of 130,000,000 shares of capital stock, of which 125,000,000 shares are designated as Acquiror Common Stock, and 5,000,000 shares of preferred stock (the “Acquiror Preferred Stock” and together with the Acquiror Common Stock, the “Acquiror Stock”). As of the Effective Date, the authorized capital stock of Acquiror will consist of 165,000,000 shares of capital stock, of which 160,000,000 shares are designated as Acquiror Common Stock, and 5,000,000 shares of Acquiror Preferred Stock. As of August 7, 2007, (a) 70,444,085 shares of Acquiror Common Stock were issued and outstanding, (b) no shares of Acquiror Preferred Stock were issued and outstanding, (c) 6,631,702 shares of Acquiror Common Stock were reserved for issuance upon the exercise of options issued or issuable under Acquiror’s 2003 Flexible Stock

Plan, 1999 Flexible Stock Plan, 1996 Non-Qualified Stock Option Plan and 1999 Employee Stock Purchase Plan, eXI Wireless, Inc. 2000 Share Option Plan, as amended, Digital Angel.net Inc. Stock Option Plan and 225,000 shares of Acquiror Common Stock reserved for issuance of stock options granted outside of the Acquiror Stock Plans (the “Acquiror Stock Options”), (d) 4,229,154 shares of Acquiror Common Stock were reserved for issuance under outstanding warrants to purchase Acquiror Common Stock, excluding shares that may be issued due to anti-dilution provisions (the “Acquiror Warrants”), and (e) 100,296 shares of Acquiror Common Stock were held in treasury. The outstanding shares of Acquiror Common Stock have been duly authorized and are validly issued and outstanding, fully paid and nonassessable, and subject to no preemptive or anti-dilution rights (and were not issued in violation of any subscriptive or preemptive rights). As of the date hereof, other than the Acquiror Stock Options, the Acquiror Warrants and 426,781 shares to be issued pursuant to the terms of certain settlement and employment agreements, there are no shares of Acquiror Common Stock authorized and reserved for issuance, Acquiror does not have any Rights issued or outstanding with respect to Acquiror Stock, and Acquiror does not have any commitment to authorize, issue or sell any Acquiror Stock or Rights as a result of this Agreement or otherwise, except pursuant to this Agreement. Section 4.3(e) of the Acquiror Disclosure Schedule sets forth a list of the holders of outstanding Acquiror Stock Options, Acquiror restricted stock grants and Acquiror Warrants, the date that each such Acquiror Stock Option, Acquiror restricted stock grant or Acquiror Warrant was granted, the number of shares of Acquiror Common Stock subject to each such Acquiror Stock Option, Acquiror restricted stock grant or Acquiror Warrant, the vesting schedule of each such Acquiror Stock Option, Acquiror restricted stock grant or Acquiror Warrant and the price at which each such Acquiror Stock Option or Acquiror Warrant may be exercised.

(f) Subsidiaries. Set forth in Section 4.3(f) of the Acquiror Disclosure Schedule is a list of all its direct and indirect subsidiaries, including the states in which such subsidiaries are organized, a brief description of such subsidiaries’ principal activities, and with respect to Acquiror’s subsidiaries that are not publicly traded, if any of such subsidiaries is not wholly-owned by Acquiror or one of its subsidiaries, the percentage owned by Acquiror or any such subsidiary and the names and percentage ownership by any other Person and with respect to VeriChip Corporation, the percentage owned by Acquiror as of the date of this Agreement. No equity securities of any of Acquiror’s subsidiaries are or may become required to be issued, transferred or otherwise disposed of (other than to Acquiror or a wholly-owned subsidiary of Acquiror) by reason of any Rights with respect thereto. There are no Contracts by which any of Acquiror’s Subsidiaries is or may be bound to sell or otherwise issue any shares of its capital stock, and there are no Contracts relating to the rights or obligations of Acquiror to vote or to dispose of such shares. All of the shares of capital stock of each of Acquiror’s subsidiaries are fully paid and nonassessable and subject to no subscriptive or preemptive rights or Rights and are owned by Acquiror or an Acquiror Subsidiary free and clear of any Liens. Each of Acquiror’s Subsidiaries has been duly organized, is validly existing and in good standing under the laws of the jurisdiction in which it is organized, and is duly qualified to do business and in good standing in the jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified except where failure to do so has not, or could not reasonably be expected to have a Material Adverse Effect. Acquiror and its Subsidiaries have respected all corporate formalities of, and Acquiror is not liable for the debts and obligations of its Subsidiaries. Acquiror has continuously owned all of the outstanding capital stock of MergerCo since the initial issuance by MergerCo of its capital stock.

(g) SEC Documents; Financial Statements.

(1) Since December 31, 2004, Acquiror and its Subsidiaries have filed all reports, registrations, and statements they were required to file with the SEC under the Securities Act, or under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including, but not limited to Acquiror’s Annual Reports on Form 10-K, Forms 10-Q, Form 8-K, registration statements, definitive proxy statements, and information statements (collectively, the “Acquiror SEC Documents” which for purposes of clarity includes Subsidiary SEC Documents). Acquiror has provided or made available via EDGAR to the Company copies of the Acquiror SEC Documents, each in the form (including exhibits and any amendments thereto) filed with the SEC (or, if not so filed, in the form used or circulated). As of their respective dates (and without giving effect to any amendments or modifications filed after the date of this Agreement) each of the Acquiror SEC Documents, including the financial statements, exhibits, and schedules thereto, filed or circulated prior to the date hereof complied (and each of the Acquiror SEC Documents filed prior to the Merger will comply) as to form with applicable Securities Laws and did not (or, in the case of reports, statements, or circulars filed after the date of this Agreement, will not) contain any untrue statement of a material fact or omit to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

(2) Each of Acquiror’s and Acquiror’s Subsidiaries’ consolidated and separate financial statements or balance sheets included in or incorporated by reference into the Acquiror SEC Documents, including the related notes and schedules, fairly presented (or, in the case of Acquiror SEC Documents filed after the date of this Agreement, will fairly present) the consolidated and separate financial condition of Acquiror and its Subsidiaries as of the date of such statement of financial condition or balance sheet and each of the consolidated and separate statements of income, cash flows and changes in stockholders’ equity included in or incorporated by reference into the Acquiror SEC Documents, including any related notes and schedules (collectively, the foregoing financial statements and related notes and schedules are referred to as the “Acquiror Financial Statements”), fairly presented (or, in the case of Acquiror SEC Documents filed prior to the Merger, will fairly present) the separate and consolidated results of operations, cash flows and stockholders’ equity, as the case may be, of Acquiror and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to normal year-end audit adjustments), in each case in accordance with GAAP consistently applied during the periods involved (except as may be noted therein and except that such unaudited statements include no notes).

(3) Except as disclosed in the Acquiror Financial Statements, none of Acquiror or any of its Subsidiaries has any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be set forth on a consolidated balance sheet of Acquiror and its consolidated subsidiaries or in the notes thereto, other than liabilities or obligations incurred in the ordinary course of business consistent with past practice since the date of the most recent financial statements included in the Acquiror SEC Documents.

(h) Absence of Certain Changes. Since December 31, 2006, the business of Acquiror and its Subsidiaries has been conducted in the ordinary and usual course, consistent with past practice, and there has not been:

(1) any event, occurrence, development or state of circumstances or facts which has had or is reasonably likely to have a Material Adverse Effect on Acquiror and any of its Subsidiaries;

(2) any amendment of any term of any outstanding security of Acquiror or any of its Subsidiaries or to Acquiror’s or any of its Subsidiaries’ certificate of incorporation or bylaws (or similar governing documents);

(3) any (A) incurrence, assumption or guarantee by Acquiror or any of its Subsidiaries of any indebtedness for borrowed money, or (B) assumption, guarantee, endorsement or otherwise by Acquiror of any obligations of any other Person, in each case, other than in the ordinary and usual course of business consistent with past practices;

(4) any creation or assumption by Acquiror or any of its Subsidiaries of any Lien on any material asset other than in the ordinary and usual course of business consistent with past practices, other than a Permitted Lien;

(5) prior to or on the date hereof, any making of any loan by Acquiror and any of its Subsidiaries in excess of $100,000, or aggregate loans in excess of $250,000, advance or capital contributions to or investment in any Person, in each case, other than in the ordinary and usual course of business consistent with past practices;

(6) any material change in any accounting policies or practices by Acquiror or any of its Subsidiaries except as required by GAAP; or

(7) any (A) employment, deferred compensation, severance, retirement or other similar agreement entered into with any director, officer, consultant, partner or employee of Acquiror or any of its Subsidiaries (or any amendment to any such existing agreement), (B) grant or agree to grant any severance or termination pay to any director, officer, consultant, partner or employee of Acquiror or any of its Subsidiaries, or (C) change in compensation or other benefits payable to any director, officer, consultant, partner or employee of Acquiror or any of its Subsidiaries, except, in each case, in the ordinary course of business, or as required by Contract or applicable law with respect to employees of Acquiror or any of its Subsidiaries.

(i) Contracts.

(1) Set forth on Section 4.3(i) of the Acquiror Disclosure Schedule is a listing of each of the following material executory Contracts to which either Acquiror or any of its Subsidiaries is a party, or by which any of them is bound or to which any of their properties is subject:

(A) any lease of real property;

(B) any partnership, joint venture or other similar agreement or arrangement, or any options or rights to acquire from any Person any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of such Person, in each case, entered into other than in the ordinary course of business;

(C) any agreement relating to the acquisition or disposition of any business (whether by merger, sale of stock, sale of assets or otherwise);

(D) any indenture, mortgage, promissory note, loan agreement, guarantee or other agreement or commitment, outstanding as of the date hereof, for the borrowing of money by Acquiror or one of its Subsidiaries or the deferred purchase price of property in excess of $100,000 (in either case, whether incurred, assumed, guaranteed or secured by any asset);

(E) any agreement in force as of the date hereof that creates future payment obligations in excess of $100,000 in the aggregate and which by its terms does not terminate or is not terminable without penalty upon notice of 90 days or less;

(F) any license, franchise or similar agreement material to Acquiror or any of its Subsidiaries or any agreement relating to any trade name or intellectual property right that is material to Acquiror or any of its Subsidiaries on a consolidated basis;

(G) any exclusive dealing agreement or any agreement that limits the freedom of Acquiror or any of its Subsidiaries to compete in any line of business or with any Person or in any area or that would so limit their freedom after the Effective Date;

(H) any compensation, employment, severance, supplemental retirement or other similar agreement or arrangement with any employee or former employee of, or independent contractor with respect to, Acquiror or any of its Subsidiaries in excess of $50,000;

(I) any severance, separation, change of control or other payments or any other “change of control” provision under any and all severance, separation, change of control, retention, and salary continuation plans, programs, agreements or arrangements of Acquiror, in connection with the consummation of the Merger (other than the acceleration of any vesting of Acquiror Stock Options); and

(J) any other Contract that is a “material contract” as defined in Item 601(b)(10) of SEC Regulation S-K and that has not been filed prior to the date hereof as an exhibit to Acquiror’s SEC Documents.

(2) Each Contract that has been, or is required to be, set forth in Section 4.3(i) of the Acquiror Disclosure Schedule is a valid and binding agreement of Acquiror or one or more of its Subsidiaries, as the case may be, and is in full force and effect, and Acquiror or its Subsidiaries that are parties thereto are not in default or breach in any material respect under the terms of any such Contract.

(3) Neither Acquiror nor any of its Subsidiaries is a party to or is bound by any Contract that would prevent, materially delay or materially impede Acquiror’s ability to consummate the Merger or the other transactions contemplated by this Agreement.

(j) Litigation. There is no Litigation before any court, arbitrator, mediator or Governmental Authority that has been or would reasonably be expected to be material to Acquiror and its Subsidiaries taken as a whole pending against Acquiror or any of its Subsidiaries, and, to Acquiror’s Knowledge, no such Litigation has been threatened.

(k) Compliance with Laws. Each of Acquiror and its Subsidiaries:

(1) is in compliance in all material respects with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable to the conduct of its businesses or to the employees conducting such businesses;

(2) has all material permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Authorities that are required in order to permit them to own or lease their properties and to conduct their businesses as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and are current and, to Acquiror’s Knowledge, no suspension or cancellation of any of them is threatened or is reasonably likely and all such filings, applications and registrations are current;

(3) has received, since January 1, 2005, no written notification or communication (or, to the Knowledge of Acquiror, any other communication) from any Governmental Authority (A) asserting non- compliance with any of the statutes, regulations, rules or ordinances of such Governmental Authority, (B) threatening any material penalty or to revoke any license, franchise, permit, or governmental authorization, (C) requiring any of them (including any of Acquiror’s or its Subsidiaries’ directors or controlling persons) to enter into a cease and desist order, agreement, or memorandum of understanding (or requiring the board of directors thereof to adopt any resolution or policy), or (D) restricting or disqualifying their activities;

(4) is not aware of any pending or threatened investigation, review or disciplinary Proceedings by any Governmental Authority against Acquiror, any of its Subsidiaries or any officer, director or employee thereof;

(5) in the conduct of its business with respect to employee benefit plans subject to Title I of ERISA, has not (A) breached any applicable fiduciary duty under Part 4 of Title I of ERISA which would subject it to material liability under Sections 405 or 409 of ERISA or (B) engaged in a “prohibited transaction” within the meaning of Section 406 of ERISA or Section 4975(c) of the Code which would subject it to material liability or Taxes under Sections 409 or 502(i) of ERISA or Section 4975(a) of the Code;

(6) since January 1, 2005, has timely filed all material reports, registrations and statements, together with any amendments required to be made with respect thereto, that were required to be filed under any applicable law, regulation or rule, with any applicable Governmental Authority (the “Acquiror Reports”). As of their respective dates, the Acquiror Reports complied with the applicable statutes, rules, regulations and orders enforced or promulgated by the regulatory authority with which they were filed.

(l) Properties. Except as may be reflected in Acquiror’s Financial Statements dated before the date hereof, Acquiror and its Subsidiaries have good and marketable title, free and clear of all Liens (other than Permitted Liens) to all of the material properties and assets, tangible or intangible, reflected in such financial statements as being owned by Acquiror and its Subsidiaries as of the dates thereof. To Acquiror’s Knowledge, all buildings and all the material fixtures, equipment, and other property and assets held under leases or subleases by any of Acquiror and its Subsidiaries are held under valid leases or subleases, enforceable in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and to general principles of equity). Set forth in Section 4.3(l) of the Acquiror Disclosure Schedule is a list of any and all real estate owned or leased by it or an Acquiror Subsidiary as of the date hereof. Except to the extent such securities are pledged in the ordinary course of business consistent with prudent business practices to secure obligations of each of Acquiror or any of its Subsidiaries, each of Acquiror and its Subsidiaries has good and marketable title to all securities held by it, free and clear of any Lien. Such securities are valued on the books of Acquiror or its Subsidiaries in accordance with GAAP.

(m) Employees; Labor Matters.

(1) Each of Acquiror and its Subsidiaries is in compliance in all material respects with all currently applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, including any such laws respecting employment discrimination, harassment, disability rights or benefits, equal opportunity, plant closure issues, affirmative action, workers’ compensation, employee benefits, severance payments, labor relations, employee leave issues, wage and hour standards, occupational safety and health requirements and unemployment insurance and related matters. None of Acquiror or any of its Subsidiaries is engaged in any unfair labor practice and there is no unfair labor practice complaint pending or threatened against Acquiror or any of its Subsidiaries before the National Labor Relations Board. There are no charges or complaints against Acquiror or any of its Subsidiaries pending or threatened in writing alleging sexual or other harassment, or other discrimination or improper employment practices, by Acquiror, any of its Subsidiaries or by any of their employees, agents or representatives.

(2) Neither Acquiror nor any of its Subsidiaries is a party to, or is bound by, any collective bargaining agreement, Contract or other agreement or understanding with any labor union or organization, nor has it agreed to recognize any union or other collective bargaining unit, nor has any union or other collective bargaining unit been certified, or is seeking certification, as representing any of the employees of Acquiror or any of its Subsidiaries.

(3) Acquiror and its Subsidiaries are and have been in substantial compliance with all notice and other requirements under the Worker Adjustment and Retaining Notification (“WARN”) or similar state statute. None of the employees of Acquiror or its Subsidiaries has suffered an “employment loss” (as defined in WARN) during the 90- day period prior to the execution of this Agreement.

(n) Employee Benefit Plans.

(1) Set forth in Section 4.3(n) of the Acquiror Disclosure Schedule is a complete list of each employee or director benefit plan, arrangement or agreement, whether or not written, including without limitation any employee welfare benefit plan within the meaning of Section 3(1) of ERISA, any employee pension benefit plan within the meaning of Section 3(2) of ERISA (whether or not such plan is subject to ERISA) and any bonus, incentive, deferred compensation, vacation, stock purchase, stock option, severance, employment, change of control or material fringe benefit plan, program or agreement that is sponsored, maintained or contributed to by Acquiror or any of its Subsidiaries, or with respect to which Acquiror has or reasonably could incur any liability, for the benefit of current or former employees or directors or their beneficiaries (the “Acquiror Benefit Plans”).

(2) Acquiror has heretofore made available to the Company (A) true and complete copies of each of the Acquiror Benefit Plans (or written explanations of any unwritten Acquiror Benefit Plans) as in effect on the date hereof and amendments thereto, including summary plan descriptions; (B) the three most recent Annual Reports (Form 5500 Series) and accompanying schedules, if any; and (C) the most recent determination or opinion letter from the IRS (if applicable) for such Acquiror Benefit Plan.

(3) With respect to each Acquiror Benefit Plan, Acquiror and its Subsidiaries have complied, and are now in compliance, in all material respects with all provisions of ERISA, the Code and all laws and regulations applicable to such Acquiror Benefit Plans and each Acquiror Benefit Plan has been administered in all material respects in accordance with its terms. The IRS has issued a favorable determination or opinion letter with respect to each Acquiror Benefit Plan that is intended to be a “qualified plan” within the meaning of Section 401(a) of the Code that has not been revoked, and, to the Knowledge of Acquiror, no circumstances exist and no events have occurred that could reasonably be expected to adversely affect the qualified status of any such plan or the related trust (except for changes in applicable law for which the remedial amendment period has not yet expired). No Acquiror Benefit Plan is intended to meet the requirements of Code Section 501(c)(9).

(4) All contributions required to be made by Acquiror to any Acquiror Benefit Plan by applicable law or regulation or by any plan document or other contractual undertaking, and all premiums due or payable with respect to insurance policies funding any Plan, for any period through the date hereof have been timely made or paid in full or, to the extent not required to be made or paid on or before the date hereof, have been reflected on the Acquiror Financial Statements. Each Acquiror Benefit Plan, if any, that is an employee welfare benefit plan under Section 3(1) of ERISA is either (A) funded through an insurance company Contract and is not a “welfare benefit fund” within the meaning of Section 419 of the Code or (B) unfunded.

(5) There is no pending or, to the Knowledge of Acquiror, threatened Litigation relating to the Acquiror Benefit Plans. Neither Acquiror nor any of its Subsidiaries has engaged in a transaction with respect to any Acquiror Benefit Plan that would subject Acquiror or any of its Subsidiaries to a material Tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA.

(6) No Acquiror Benefit Plan is subject to Title IV or Section 302 of ERISA or Section 412 or 4971 of the Code, and neither Acquiror nor any of its Subsidiaries has contributed or been obligated to contribute to a “multiemployer plan” (as defined in Section 3(37) of ERISA) or a plan that has two or more contributing, but unrelated, sponsors and that is subject to Title IV of ERISA at any time on or after December 31, 1994. No liability under Subtitle C or D of Title IV of ERISA has been or is reasonably expected to be incurred by Acquiror or any of its Subsidiaries with respect to any ongoing, frozen or terminated

“single- employer plan,” within the meaning of Section 4001 of ERISA, currently or formerly maintained by any of them, or the single-employer plan of any entity which is considered one employer with Acquiror under Section 4001 of ERISA or Section 414 of the Code (an “Acquiror ERISA Affiliate”). No notice of a “reportable event,” within the meaning of Section 4043 of ERISA, for which the 30-day reporting requirement has not been waived has been required to be filed for any Acquiror Benefit Plan or, to the Knowledge of Acquiror, by any Acquiror ERISA Affiliate. Neither Acquiror nor any of its Subsidiaries or Acquiror ERISA Affiliates has provided, or is required to provide, security to any Benefit Plan or any single-employer plan of an Acquiror ERISA Affiliate.

(7) Neither Acquiror nor any of its Subsidiaries has any obligation for retiree health, life or other welfare benefits, except for benefits and coverage required by applicable law, including, without limitation, Section 4980B of the Code and Part 6 of Title I of ERISA. There are no restrictions on the rights of Acquiror or any of its Subsidiaries to amend or terminate any such plan (other than reasonable and customary advance notice and consent requirements and administrative expenses) without incurring any material liability thereunder.

(8) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby (either standing alone or in conjunction with any other event) will (A) except as to the Persons listed in the Acquiror Disclosure Schedule, result in any payment (including severance, unemployment compensation, “excess parachute” (within the meaning of Section 4999 of the Code), forgiveness of indebtedness or otherwise) becoming due to any director or any employee of Acquiror or any of its Subsidiaries under any Acquiror Benefit Plan, (B) increase any benefits otherwise payable under any Acquiror Benefit Plan, (C) result in any acceleration of the time of payment or vesting of any such benefit, or (D) affect in any way the ability to amend, terminate, merge or administer any Acquiror Benefit Plan.

(9) Acquiror does not maintain an Acquiror Benefit Plan or other arrangement that is subject to Section 409A of the Code, and each Acquiror Benefit Plan that is a nonqualified deferred compensation plan subject to Section 409A of the Code has been operated and administered in good faith compliance with Section 409A of the Code since January 1, 2005.

(10) Acquiror has not granted any awards intended to constitute performance-based compensation not subject to the deduction limit under Section 162(m) of the Code.

(o) Environmental Matters. Acquiror and its Subsidiaries have complied in all material respects with applicable Environmental Laws; no property (including buildings and any other structures) currently owned or operated by Acquiror or any of its Subsidiaries or in which Acquiror or any of its Subsidiaries (whether as fiduciary or otherwise) has a Lien, is being or, to Acquiror’s Knowledge, has been contaminated with, or has had any release of, any Hazardous Substance in such form or substance so as to create any material liability for Acquiror or any of its Subsidiaries; Acquiror and its Subsidiaries are not subject to material liability for any Hazardous Substance disposal or contamination on any other third-party property; within the last six years Acquiror and its Subsidiaries have not received any written notice, demand letter, claim or request for information alleging any violation of, or liability of Acquiror or any of its Subsidiaries under, any Environmental Law; Acquiror and its Subsidiaries are not subject to any written order, decree, injunction or other agreement with any Governmental Authority or any third party relating to any Environmental Law; Acquiror and its Subsidiaries are not aware of or do not have any Knowledge of any facts that could lead to liability for handling or disposal of Hazardous Substances involving Acquiror or any of its Subsidiaries, any currently owned or operated property (whether as fiduciary or otherwise), or any reasonably likely liability related to any Lien held by Acquiror or any of its Subsidiaries; and Acquiror and its Subsidiaries have made available to the Company copies of all environmental reports, studies, sampling data, correspondence, filings and other environmental information in its possession or reasonably available to it relating to Acquiror or any currently or formerly owned or operated property or any property in which Acquiror or any of its Subsidiaries (whether as fiduciary or otherwise) has held a Lien.

(p) Intellectual Property.

(1) Acquiror and its Subsidiaries have a valid right to use all trademarks, service marks, trade names, Internet domain names, designs, slogans, trade dress and general intangibles of like nature (collectively, “Trademarks”); Software (as defined below); technology; trade secrets and other confidential information, know-how, proprietary processes, formulae, algorithms, models, and methodologies (collectively, “Trade Secrets”) used in Acquiror’s and each Subsidiary’s business as currently conducted, except where the failure to do so would not constitute a Material Adverse Effect. Acquiror or its Subsidiaries either (i) own or have the right to use all patents, Trademarks, and copyrights necessary for the conduct of Acquiror’s and each of its Subsidiaries’ businesses as currently conducted, except where the failure to do so would not constitute a Material Adverse Effect, and/or (ii) are validly licensed under third-party patents, Trademarks and copyrights necessary for the same. As used in this Agreement, the term “Intellectual Property” means patents, copyrights, Trademarks, applications for any of the foregoing, and Trade Secrets; the term “Acquiror License Agreements” means any license agreements granting any right to use or practice any rights under any Intellectual Property (except for such agreements for software already installed by the manufacturer before purchase on computers purchased by Acquiror, shrink-wrap or click-wrap software or other off-the-shelf products that are generally available for less than $10,000), and any written settlements relating to any Intellectual Property, to which Acquiror or any of its Subsidiaries is a party or otherwise bound; and the term “Software” means any and all computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code.

(2) Schedule 4.3(p)(2) sets forth, for the Intellectual Property owned and maintained by Acquiror and its Subsidiaries, a complete and accurate list of all U.S. and foreign (1) patents and patent applications; (2) issued and pending Trademark registrations (including Internet domain name registrations) and applications and material unregistered Trademarks; and (3) copyright registrations and applications, indicating for each, the applicable jurisdiction, registration number (or application number), date issued (or date filed) and current status. Schedule 4.3(p)(2) sets forth a complete and accurate list of all third party Software that is incorporated in any Software sold, licensed, leased or otherwise distributed by or used in the course of rendering services offered by Acquiror or any of its Subsidiaries, indicating for each the title and owner/licensor of the Software.

(3) The Intellectual Property owned by Acquiror and its Subsidiaries is free and clear of all Liens.

(4) The patents, Trademarks and Trade Secrets owned by Acquiror or any of its Subsidiaries set forth on Schedule 4.3(p)(2) are valid and enforceable, in full force and effect, and have not been canceled, expired, or abandoned. The Intellectual Property (other than patents) owned by Acquiror or any of its Subsidiaries is valid and enforceable, in full force and effect, and to the extent such Intellectual Property is the subject of a registration or application (as described in Section 4.3(p)(2)), such Intellectual Property is subsisting and has not been canceled, expired, or abandoned. There is no pending or, to the Knowledge of Acquiror, threatened opposition, interference or cancellation Proceeding before any court or registration authority in any jurisdiction against any of the items listed in Schedule 4.3(p)(2), or, to the Knowledge of Acquiror, against any Intellectual Property licensed to Acquiror or its Subsidiaries.

(5) To Acquiror’s Knowledge, the conduct of Acquiror’s and its Subsidiaries’ business as currently conducted does not infringe upon any Intellectual Property rights owned or controlled by any third party (either directly or indirectly such as through contributory infringement or inducement to infringe). Schedule 4.3(p)(5) lists all U.S. and foreign patents concerning which: (i) Acquiror has obtained or requested written opinion of counsel; or (ii) Acquiror has received written allegation or notice of infringement or license offer outside the ordinary course of business. There are no claims or suits pending or, to the Knowledge of Acquiror, threatened against Acquiror or any of its Subsidiaries, and neither Acquiror nor any of its Subsidiaries has received any notice of a third party claim or suit against Acquiror or any of its Subsidiaries (1) alleging that its past or present activities, products, services or the conduct of its businesses infringes or has infringed upon, violates, or constitutes the unauthorized use of the Intellectual Property rights of any third party or (2) challenging the ownership, use, validity or enforceability of any Intellectual Property.

(6) There are no settlements, forbearances to sue, consents, judgments, or orders or similar obligations to which Acquiror or any of its Subsidiaries are bound which (1) restrict Acquiror’s or its Subsidiaries’ rights to use any Intellectual Property, (2) restrict Acquiror’s or its Subsidiaries’ business in order to accommodate a third party’s Intellectual Property or (3) permit third parties to use any Intellectual Property owned by Acquiror or any of its Subsidiaries. Acquiror and its Subsidiaries have not licensed or sublicensed their rights in any material Intellectual Property other than pursuant to the Acquiror License Agreements, and no royalties, honoraria or other fees are payable by Acquiror or its Subsidiaries for the use of or right to use any Intellectual Property licensed to Acquiror or its Subsidiaries, except pursuant to the Acquiror License Agreements. The Acquiror License Agreements are valid and binding obligations of all parties thereto, enforceable in accordance with their terms subject only to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general principles of equity. There exists no event or condition which will result in a material violation or breach of, or constitute (with or without due notice or lapse of time or both) a default by Acquiror or any other party under any such Acquiror License Agreement.

(7) To Acquiror’s Knowledge, no Trade Secret of Acquiror or its Subsidiaries has been disclosed or authorized to be disclosed to any third party other than pursuant to a non-disclosure agreement that protects Acquiror and the applicable Subsidiary’s proprietary interests in and to such Trade Secrets. Neither Acquiror nor, to the Knowledge of Acquiror, any other party to any non-disclosure agreement relating to Acquiror’s Trade Secrets is in breach or default thereof.

(8) To the Knowledge of Acquiror, no third party is misappropriating, infringing, diluting, or violating any Intellectual Property owned by Acquiror or any of its Subsidiaries and no such claims have been brought or threatened against any third party by Acquiror or any of its Subsidiaries.

(9) The consummation of the transactions contemplated hereby will not result in the loss or impairment of Acquiror’s or any of its Subsidiaries’ right to own or use any of the Intellectual Property, nor will require the consent of any Governmental Authority or third party in respect of any such Intellectual Property.

(10) Schedule 4.3(p)(10) lists all Software sold, licensed, leased or otherwise distributed by or used in the services offered by Acquiror or any of its Subsidiaries to any third party, and identifies which Software is sold, licensed, leased, or otherwise distributed, or used, as the case may be. With respect to the Software set forth in Schedule 4.3(p)(10) which Acquiror or any of its Subsidiaries purports to own, such Software was either developed (1) by employees of Acquiror or any of its Subsidiaries within the scope of their employment; or (2) by independent contractors who have unconditionally assigned all of their rights in such Software and all copyrights in the Software to Acquiror or any of its Subsidiaries pursuant to written agreements.

(11) Acquiror and each of its Subsidiaries has all requisite licenses to use any shrink-wrap or click-wrap software, other off-the- shelf products, or any other Software used by any of them in connection with their business, and neither Acquiror nor any Subsidiary is using any such products or Software where all requisite consideration has not been paid for the use thereof. To Acquiror’s Knowledge, neither Acquiror nor any of its Subsidiaries is in violation of any applicable law or any Contract or other agreement, arrangement or understanding regarding or in connection with such products or Software, and neither Acquiror nor any of its Subsidiaries has any payment obligations or other actual or potential liabilities related to or in connection with such products or Software.

(q) Insurance. Acquiror has provided the Company with a list of all of the material insurance policies, binders, or bonds maintained by Acquiror or its Subsidiaries (“Acquiror Insurance Policies”). Acquiror and its Subsidiaries are insured with reputable insurers against such risks and in such amounts as the management of Acquiror or its Subsidiaries reasonably determined to be prudent in accordance with industry practices. All of the Acquiror Insurance Policies are in full force and effect; Acquiror and its Subsidiaries are not in material default thereunder; and all material claims thereunder have been filed in due and timely fashion.

(r) Brokers. No action has been taken by Acquiror or any Subsidiary that would give rise to any valid claim against any party hereto for a brokerage commission, finder’s fee or other like payment with respect to the transactions contemplated by this Agreement, excluding the fees to be paid by Acquiror to Duff & Phelps, LLC in amounts and on terms set forth in Section 4.3(r) of the Acquiror Disclosure Schedule.

(s) Activities of MergerCo. MergerCo is a direct, wholly- owned subsidiary of Acquiror, and MergerCo does not have any subsidiaries or material investments of any kind in any entity. MergerCo was recently incorporated on behalf of Acquiror solely for purposes of accomplishing the Merger, has not engaged in any other business activity, has no material liabilities and has conducted its operations only as contemplated hereby.

(t) Validity of Acquiror Common Stock. The shares of Acquiror Common Stock to be issued to the holders of Company Stock as part of the Merger Consideration will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not in violation of any preemptive rights.

(u) No Illegal Payments, Etc. None of Acquiror or any of its Subsidiaries, nor any of their directors, officers, employees or agents, has (a) directly or indirectly given or agreed to give any illegal gift, contribution, payment or similar benefit to any supplier, customer, governmental official or employee or other Person who was, is or may be in a position to help or hinder Acquiror or any of its Subsidiaries (or assist in connection with any actual or proposed transaction) or made or agreed to make any illegal contribution, or reimbursed any illegal political gift or contribution made by any other Person, to any candidate for federal, state, local or foreign public office (i) which might subject any of Acquiror and its Subsidiaries to any damage or penalty in any civil, criminal or governmental Litigation or Proceeding or (ii) the non-continuation of which, in the case of (i) and (ii), has had or might have, individually or in the aggregate, a Material Adverse Effect on Acquiror or (b) established or maintained any unrecorded fund or asset or made any false entries on any books or records for any purpose.

(v) Taxes.

(1) Acquiror and each of its Subsidiaries have timely filed in a complete and correct manner all Tax Returns that they were required to file, other than any Tax Returns the failure to complete correctly or file would not, individually or in the aggregate, have a Material Adverse Effect. Acquiror and each of its Subsidiaries have paid all Taxes due, other than Taxes adequate reserves for which have been made in the Acquiror Financial Statements and Taxes the failure to pay would not, individually or in the aggregate, have a Material Adverse Effect.

(2) There are no claims or assessments pending against Acquiror or any of its Subsidiaries for any alleged deficiency in any Tax, and neither Acquiror nor any of its Subsidiaries has been notified in writing of any proposed Tax claims or assessments against Acquiror or any of its Subsidiaries (other than, in each case, claims or assessments for which adequate reserves in the Acquiror Financial Statements have been established and claims or assessments which would not, individually or in the aggregate, have a Material Adverse Effect).

(3) There are no Liens on any of the assets or properties of Acquiror or any of its Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax, except for statutory liens for current Taxes not yet due and payable (and except for Liens which would not, individually or in the aggregate, have a Material Adverse Effect).

(4) Neither Acquiror nor any of its Subsidiaries (x) is bound by any Tax allocation or Tax sharing agreement with a Person other than the Company which applies to U.S. federal or state income Taxes, or (y) has any liabilities under any Tax allocation or Tax sharing agreement (except for any liabilities which would not, individually or in the aggregate, have a Material Adverse Effect).

(5) Neither Acquiror nor any of its Subsidiaries has participated in a listed transaction within the meaning of Treasury Regulations Section 1.6011-4(b)(2).

(6) No currently effective waivers of statutes of limitations (excluding such statutes that relate to any years currently under examination by the IRS) have been given by or requested with respect to any Taxes of Acquiror or any of its Subsidiaries.

(7) Each of Acquiror and its Subsidiaries has paid or made provision for the payment of all Taxes that have been incurred or are due or claimed to be due from it by federal, state, foreign or local taxing authorities other than Taxes that are not yet delinquent or are being contested in good faith and have not been finally determined.

(8) The federal and state income Tax Returns of Acquiror and its Subsidiaries have been examined by the IRS or the relevant state taxing authorities, as the case may be, through December 31, 2002. The federal income Tax Returns of Acquiror and its Subsidiaries for the fiscal year ended December 31, 2001 and for all fiscal years prior thereto are, for purposes of routine audit by the IRS, closed because of the statute of limitations, and no claims for additional Taxes for such fiscal years are pending. There are no audits by, or disputes pending between Acquiror or any of its Subsidiaries and, any taxing authority of which Acquiror or any of its Subsidiaries has received written notice, or claims asserted in writing by any taxing authority for, Taxes or assessments upon Acquiror or any of its Subsidiaries. In addition, other than either (i) amounts the failure to withhold or to pay, or (ii) Tax Returns the failure to complete correctly or to file, would not, individually or in the aggregate have a Material Adverse Effect, (A) proper and accurate amounts have been withheld by Acquiror and its Subsidiaries from their employees for all prior periods in compliance with the Tax withholding provisions of applicable federal, state and local laws and (B) federal, state and local Tax Returns that are complete and accurate have been filed by Acquiror and its Subsidiaries for all periods for which Tax Returns were due with respect to income Tax withholding, Social Security and unemployment Taxes. The amounts shown on such federal, state or local Tax Returns to be due and payable have been paid in full.

(9) Neither Acquiror nor any of its Subsidiaries has been required to include in income any adjustment pursuant to Section 481 of the Code or otherwise by reason of a voluntary change in accounting method initiated by Acquiror or any of its Subsidiaries, and the IRS has not initiated or proposed any such adjustment or change in accounting method.

(w) Tax Treatment. As of the date hereof, Acquiror has no reason to believe that the Merger will not qualify as a “reorganization” within the meaning of Section 368(a) of the Code.

(x) Joint Proxy Statement/Prospectus and Registration Statement. None of the information supplied or to be supplied by Acquiror in writing specifically for inclusion in or incorporation by reference into, and which is included in or incorporated by reference into, (i) the Registration Statement or any amendment or supplement thereto will, at the respective times such documents are filed, and, in the case of the Registration Statement or any amendment or supplement thereto, when the same becomes effective, at the time of the Company Stockholders Meeting, the Acquiror Stockholders Meeting or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) the Joint Proxy Statement/Prospectus or any other documents filed or to be filed with the SEC or any other Governmental Authority in connection with the transactions contemplated hereby, will, at the respective times such documents are filed and, in the case of the Joint Proxy Statement/Prospectus or any amendment or supplement thereto, at the time of mailing to stockholders of the Company and Acquiror and at the times of the Company Stockholders Meeting and Acquiror Stockholders Meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or necessary to correct any statement made in any earlier communication. For this purpose, any such information included in or incorporated by reference into any such document relating to Acquiror will be deemed to have been so supplied in writing specifically for inclusion or incorporation therein if such document was available for review by Acquiror or its counsel a reasonable time before such document was filed (but the foregoing will not be the exclusive manner in which it may be established that such information was so supplied). The Registration Statement and the Joint Proxy Statement/Prospectus will comply as to form in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder.

ARTICLE 5.
COVENANTS

SECTION 5.1. Forbearances of the Company. From the date hereof until the Effective Time, except as expressly contemplated by this Agreement or the Company’s Disclosure Schedule, without the prior written consent of Acquiror, the Company will not, and will cause each of its Subsidiaries not to:

(a) Ordinary Course. Conduct the business of the Company or any of its Subsidiaries other than in the ordinary and usual course and consistent with past practices.

(b) Status Quo. Except in connection with actions and expenses necessary to fulfill the conditions set forth in Article 6, or, to the extent consistent therewith, fail to use reasonable best efforts to preserve intact any of their business organizations and assets and maintain their rights, franchises and existing relations with clients, customers, distributors, representatives, independent contractors, suppliers, employees and business associates; or engage in any new lines of business.

(c) Capital Stock. Other than pursuant to the exercise of Rights set forth in the Company Disclosure Schedule and outstanding on the date hereof, (1) authorize for issuance, issue, grant, sell, deliver, dispose, pledge or otherwise encumber any additional shares of Company Stock or any Rights, (2) enter into any Contract with respect to the foregoing, or (3) permit any additional shares of Company Stock to become subject to new grants of employee or director stock options, other Rights or similar stock- based employee rights; provided; however, that the Company shall have the right to issue up to an additional 100,000 shares of its common stock upon the prior written consent of Acquiror, which consent will not be unreasonably withheld.

(d) Dividends, Etc. (1) Make, declare, pay or set aside for payment any dividend on or in respect of, or declare or make any distribution on, any shares of its capital stock, other than dividends from wholly-owned Subsidiaries to the Company (in each case having record and payment dates consistent with past practice) or (2) directly or indirectly adjust, split, combine, redeem, reclassify, purchase or otherwise acquire, any shares of its capital stock, other than as required by the Company Stock Plans upon exercise of Rights set forth in the Company Disclosure Schedule and outstanding on the date hereof.

(e) Compensation; Employment Agreements; Etc. Enter into, amend, modify or renew any Contract regarding employment, consulting, severance or similar arrangements with any directors, officers of, or independent contractors with respect to, the Company or its Subsidiaries, or grant any salary, wage or other increase in compensation or increase in any employee benefit (including incentive or bonus payments), except (1) for changes that are required by applicable law, (2) to satisfy Contracts set forth in the Company Disclosure Schedule and existing on the date hereof or (3) for salary, wage or other compensation changes in the ordinary course consistent with past practice.

(f) Benefit Plans. Enter into, establish, adopt, amend or modify any pension, retirement, stock option, stock purchase, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare Contract, plan, program or arrangement, or any trust agreement (or similar arrangement) related thereto, in respect of any directors, officers, employees of, or independent contractors with respect to, the Company or its Subsidiaries, including taking any action that accelerates the vesting or exercisability of stock options, restricted stock or other compensation or benefits payable thereunder, except, in each such case, as may be required by applicable law or expressly required by the terms of Contracts set forth in the Company Disclosure Schedule or Company SEC Documents and as such Contracts are in effect as of the date hereof.

(g) Dispositions. Except for sales of securities or other investments or assets in the ordinary course of business consistent with past practice or previously disclosed in the Company SEC Documents, and the Company’s entering into any and all agreements related thereto, sell, transfer, mortgage, lease, encumber or otherwise dispose of or discontinue any material portion of its assets, business or properties.

(h) Acquisitions. Except for the purchase of securities or other investments or assets in the ordinary course of business consistent with past practice, acquire a substantial equity interest in or material portion of the assets of any other Person.

(i) Governing Documents. Amend or make any change to the Company Certificate or the Company Bylaws or the governing instrument or document (as the case may be) of any Subsidiary.

(j) Accounting Methods. Implement or adopt any change in accounting principles, practices or methods, other than as may be required by GAAP.

(k) Contracts. Except in the ordinary course of business consistent with past practice, enter into, renew or terminate any material Contract or amend or modify in any material respect, or waive any material right under, any of its existing material Contracts.

(l) Claims. Settle any Proceeding, except for any Proceeding involving solely money damages in an amount, individually and in the aggregate for all such settlements, not more than $100,000 and which could not reasonably be expected to establish an adverse precedent or basis for subsequent settlements.

(m) Capital Expenditures. Authorize or make any capital expenditures, other than (1) annual budgeted amounts previously disclosed to Acquiror, (2) in the ordinary and usual course of business consistent with past practice in amounts not exceeding $100,000 in the aggregate, or (3) expenditures made through the entering into capital leases.

(n) Tax Matters. Make or change any Tax election, change any annual tax accounting period, adopt or change any method of Tax accounting, file any amended Tax Return, enter into any closing agreement, settle any Tax claim or assessment, surrender or compromise any right to claim a Tax refund or consent to any extension or waiver of the limitations period applicable to any Tax claim or assessment, other than any of the foregoing actions that are required by law or are (i) not, alone or in the aggregate, material and (ii) taken in the ordinary and usual course of business, consistent with past practice.

(o) Indebtedness. (A) Incur any indebtedness for borrowed money (other than short-term indebtedness incurred to refinance existing short-term indebtedness, and indebtedness of the Company or any of its Subsidiaries to the Company or any of its Subsidiaries), (B) assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other Person, or (C) forgive or extinguish any indebtedness to the Company or any of its Subsidiaries for borrowed money or otherwise waive any rights under any instrument or arrangement pursuant to which such indebtedness was incurred.

(p) Commitments. Agree or commit to do, or adopt any resolutions of its board of directors in support of, anything that would be precluded by clauses (a) through (o).

SECTION 5.2. Forbearances of Acquiror. From the date hereof until the Effective Time, except as expressly contemplated by this Agreement or Acquiror’s Disclosure Schedule, without the prior written consent of the Company, Acquiror will not, and will cause each of its Subsidiaries not to:

(a) Ordinary Course. Conduct the business of Acquiror or any of its Subsidiaries other than in the ordinary and usual course and consistent with past practices.

(b) Status Quo. Except in connection with actions and expenses necessary to fulfill the conditions set forth in Article 6, or, to the extent consistent therewith, fail to use reasonable best efforts to preserve intact any of their business organizations and assets and maintain their rights, franchises and existing relations with clients, customers, distributors, representatives, independent contractors, suppliers, employees and business associates; or engage in any new lines of business.

(c) Capital Stock. Other than pursuant to the exercise of Rights set forth in the Acquiror Disclosure Schedule and outstanding on the date hereof, (1) authorize for issuance, issue, grant, sell, deliver, dispose, pledge or otherwise encumber any additional shares of Acquiror Stock or any Rights, (2) enter into any Contract with respect to the foregoing, or (3) permit any additional shares of Acquiror Stock to become subject to new grants of employee or director stock options, other Rights or similar stock- based employee rights; provided; however, that Acquiror shall have the right to issue up to an additional 100,000 shares of its common stock upon the prior written consent of the Company, which consent will not be unreasonably withheld.

(d) Dividends, Etc. (1) Make, declare, pay or set aside for payment any dividend on or in respect of, or declare or make any distribution on, any shares of its capital stock, other than dividends from wholly-owned Subsidiaries to Acquiror (in each case having record and payment dates consistent with past practice) or (2) directly or indirectly adjust, split, combine, redeem, reclassify, purchase or otherwise acquire, any shares of its capital stock, other than as required by the Acquiror Stock Plans upon exercise of Rights set forth in the Acquiror Disclosure Schedule and outstanding on the date hereof.

(e) Compensation; Employment Agreements; Etc. Enter into, amend, modify or renew any Contract regarding employment, consulting, severance or similar arrangements with any director, officer, or independent contractor of Acquiror or its Subsidiaries, or grant any salary, wage or other increase in compensation or increase in any employee benefit (including incentive or bonus payments), except (1) for changes that are required by applicable law, (2) to satisfy Contracts set forth in the Acquiror Disclosure Schedule and existing on the date hereof or (3) for salary, wage or other compensation changes in the ordinary course consistent with past practice.

(f) Benefit Plans. Enter into, establish, adopt, amend or modify any pension, retirement, stock option, stock purchase, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare Contract, plan, program or arrangement, or any trust agreement (or similar arrangement) related thereto, in respect of any directors, officers, employees of, or independent contractors with respect to, Acquiror or its Subsidiaries, including taking any action that accelerates the vesting or exercisability of stock options, restricted stock or other compensation or benefits payable thereunder, except, in each such case, (1) as may be required by applicable law or (2) expressly required by the terms of Contracts set forth in the Acquiror Disclosure Schedule or Acquiror SEC Documents and as such Contracts are in effect as of the date hereof.

(g) Dispositions. Except for sales of securities or other investments or assets in the ordinary course of business consistent with past practice or previously disclosed in the Acquiror SEC Documents, and Acquiror’s entering into any and all agreements related thereto, sell, transfer, mortgage, lease, encumber or otherwise dispose of or discontinue any material portion of its assets, business or properties.

(h) Acquisitions. Except for the purchase of securities or other investments or assets in the ordinary course of business consistent with past practice, acquire a substantial equity interest in or material portion of the assets of any other Person.

(i) Governing Documents. Amend or make any change to Acquiror’s certificate of incorporation or bylaws or the governing instrument or document (as the case may be) of any Subsidiary.

(j) Accounting Methods. Implement or adopt any change in accounting principles, practices or methods, other than as may be required by GAAP.

(k) Contracts. Except in the ordinary course of business consistent with past practice, enter into, renew or terminate any material Contract or amend or modify in any material respect, or waive any material right under, any of its existing material Contracts.

(l) Claims. Settle any Proceeding, except for any Proceeding involving solely money damages in an amount, individually and in the aggregate for all such settlements, not more than $100,000 and which could not reasonably be expected to establish an adverse precedent or basis for subsequent settlements.

(m) Capital Expenditures. Authorize or make any capital expenditures, other than (1) annual budgeted amounts previously disclosed to the Company (2) in the ordinary and usual course of business consistent with past practice in amounts not exceeding $100,000 in the aggregate or (3) expenditures made through the entering into capital leases.

(n) Tax Matters. Make or change any Tax election, change any annual Tax accounting period, adopt or change any method of Tax accounting, file any amended Tax Return, enter into any closing agreement, settle any Tax claim or assessment, surrender or compromise any right to claim a Tax refund or consent to any extension or waiver of the limitations period applicable to any Tax claim or assessment, other than any of the foregoing actions that are required by law or are (i) not, alone or in the aggregate, material and (ii) taken in the ordinary and usual course of business, consistent with past practice.

(o) Indebtedness. (A) Incur any indebtedness for borrowed money (other than short-term indebtedness incurred to refinance existing short-term indebtedness, and indebtedness of Acquiror or any of its Subsidiaries to Acquiror or any of its Subsidiaries), (B) assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other Person, or (C) forgive or extinguish any indebtedness to Acquiror or any of its Subsidiaries for borrowed money or otherwise waive any rights under any instrument or arrangement pursuant to which such indebtedness was incurred.

(p) Commitments. Agree or commit to do, or adopt any resolutions of its board of directors in support of, anything that would be precluded by clauses (a) through (o).

SECTION 5.3. No Solicitation.

(a) From the date of this Agreement until the Effective Time or the termination of this Agreement pursuant to its terms, the Company agrees that it will not and will not permit any of its Subsidiaries, or any of its or their officers, directors, employees, representatives, agents, or Affiliates, including, without limitation, any investment banker, attorney or accountant retained by the Company or any of its Subsidiaries (collectively, “Representatives”) to, directly or indirectly, (i) initiate, solicit, encourage or otherwise facilitate (including by way of furnishing information or otherwise), any inquiries or the making of any proposal or offer that constitutes, or may reasonably be expected to lead to an Acquisition Proposal (as defined below), or (ii) enter into or maintain or continue discussions or negotiate with any Person in furtherance of such inquiries or to obtain an Acquisition Proposal, or (iii) agree to, approve, recommend, or endorse any Acquisition Proposal, or resolve, agree or publicly propose to take any such action and the Company shall promptly notify Acquiror of any such inquiries and proposals received by the Company or any of its Subsidiaries or Representatives, relating to any of such matters, provided, however, that at any time prior to the Company Requisite Stockholder Vote, the Company Board (and the Company Special Committee) may, in response to a written Acquisition Proposal that the Company Board (upon the recommendation of the Company Special Committee) determines, in good faith, after consultation with outside counsel and financial advisors, constitutes, or could reasonably be expected to lead to, a Superior Proposal, and which Acquisition Proposal did not result from a breach of this Section 5.3(a), (x) provide access or furnish information with respect to the Company and its Subsidiaries to the Person making such Acquisition Proposal (and its representatives) pursuant to a customary confidentiality agreement and (y) engage in discussions or negotiations with the Person making such Acquisition Proposal (and its representatives) regarding such Acquisition Proposal; provided further, however, that, subject to the right of the Company to withhold information where such disclosure would violate or prejudice the rights of its or its Subsidiaries’ clients, jeopardize the attorney-client privilege of the Company or its Subsidiaries or contravene any law or binding agreement entered into prior to the date of this Agreement, the Company shall promptly provide to Acquiror any non-public information that is provided to the Person making such Acquisition Proposal or its representatives which was not previously provided to Acquiror. The Company shall also, within one Business Day, notify Acquiror of the receipt of any Acquisition Proposal and the material terms and conditions thereof. Further, the Company shall promptly keep Acquiror advised on a substantially current basis of any developments relating to any such Acquisition Proposal.

(b) For purposes of this Agreement, “Acquisition Proposal” means an offer or proposal regarding any of the following (other than the transactions contemplated by this Agreement) including the Company or its Subsidiaries: (i) any merger, reorganization, consolidation, share exchange, recapitalization, business combination, liquidation, dissolution, or other similar transaction involving, or, an acquisition in any manner of, all or any significant portion of the assets or any significant equity interest of, the Company or any of its Subsidiaries, in a single transaction or series of related transactions which would reasonably be expected to interfere with the completion of the Merger; or (ii) any tender offer or exchange offer for any outstanding  shares of capital stock of the Company or the filing of a registration statement under the Securities Act in connection therewith.

(c) For purposes of this Agreement, the term “Superior Proposal” means any written offer made by a third party that the Company Board (upon the recommendation of the Company Special Committee, if appropriate) reasonably determines to be bona fide for a transaction that if consummated, would result in such third party acquiring, directly or indirectly, more than 50% of the voting power of the Company Common Stock (or, in the case of a direct merger, the common stock of the resulting company) or all or substantially all the consolidated assets of the Company and its Subsidiaries for consideration consisting of cash and/or securities payable to holders of shares of Company Common Stock that the Company Board (upon the recommendation of the Company Special Committee, if appropriate) determines in good faith, after consultation with its financial advisors and outside counsel, to be more favorable to holders of Company Common Stock (other than Acquiror and its Affiliates) than the Merger, taking into account all financial, regulatory, legal and other aspects of such offer and transaction and any changes to the terms of this Agreement proposed by Acquiror in response to such Superior Proposal or otherwise.

(d) The Company Board shall not (i) withdraw or modify in a manner adverse to Acquiror or MergerCo, or propose publicly to withdraw or modify in a manner adverse to Acquiror or MergerCo, the Recommendation or resolve, agree or propose publicly to take any such action (any such action or any such resolution or agreement to take such action being referred to herein as an “Adverse Recommendation Change”), unless at any time prior to obtaining the Company Requisite Stockholder Vote, (A) the Company Board receives an Acquisition Proposal that the Company Board determines, in good faith and after consultation with its outside counsel and financial advisors, does constitute, or could reasonably be expected to lead to, a Superior Proposal or (B) other than in connection with an Acquisition Proposal, if the Company Board determines in good faith after consultation with outside counsel that failure to take such action would result in a breach by the Company Board of its fiduciary duties to the Company’s stockholders under applicable law; provided, in each case, that the Company shall provide Acquiror with no less than two Business Days notice of any expected Adverse Recommendation Change prior to any such change or (ii) cause or permit the Company to enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other agreement constituting or related to, or which is intended to or is reasonably likely to lead to, any Acquisition Proposal (other than a confidentiality agreement entered into in accordance with Section 5.3(a)).

SECTION 5.4. Company Stockholders Meeting. The Company, acting through the Company Board or the Company Special Committee, will as promptly as practicable following the date of this Agreement and in consultation with Acquiror and MergerCo:

(a) duly call, give notice of, convene and hold a meeting of its stockholders for the purpose of considering and approving this Agreement and the transactions contemplated hereby (the “Company Stockholders Meeting”), and

(b) (1) include in the Joint Proxy Statement/Prospectus (as defined in Section 5.6) the recommendation of the Company Board that the stockholders of the Company vote in favor of the approval of this Agreement and the transactions contemplated hereby (the “Recommendation”), as well as the written opinion of Seven Hills Partners LLC, the Company Special Committee’s financial advisor, that, as of the date of such opinion, the consideration to be received by the stockholders of the Company (excluding Acquiror and its Affiliates) pursuant to the Merger is fair to such stockholders from a financial point of view and (2) use its commercially reasonable efforts to obtain the Requisite Stockholder Vote; provided, however, that the Company Board may fail to make or may withdraw or modify such recommendation or fail to seek the Requisite Stockholder Vote if prior to obtaining the Company Requisite Stockholder Vote, (A) the Company Board receives an Acquisition Proposal that the Company Board determines, in good faith and after consultation with its outside counsel and financial advisors, does constitute, or could reasonably be expected to lead to, a Superior Proposal or (B) other than in connection with an Acquisition Proposal, if the Company Board determines in good faith after consultation with outside counsel that failure to take such action would result in a breach by the Company Board of its fiduciary duties to the Company’s stockholders under applicable law; provided, in each case, that the Company shall have provided Acquiror with no less than two Business Days notice of such determination.

SECTION 5.5. Acquiror Stockholders Meeting. Acquiror, acting through the Acquiror Board or the Acquiror Special Committee, will as promptly as practicable following the date of this Agreement and in consultation with Company:

(a) duly call, give notice of, convene and hold a meeting of its stockholders for the purpose of considering and approving the issuance of Acquiror Common Stock in connection with the Merger (the “Acquiror Stockholders Meeting”), and

(b) (1) include in the Joint Proxy Statement/Prospectus the recommendation of the Acquiror Board that the stockholders of Acquiror vote in favor of the proposals regarding (x) the issuance of Acquiror Common Stock in connection with the Merger and (y) the amendment to the Acquiror Certificate to authorize shares necessary to effectuate the transactions contemplated hereby, as well as the written opinion of Duff & Phelps, LLC, that, as of the date of such opinion, the Common Stock Exchange Ratio is fair to the public stockholders of Acquiror from a financial point of view and (2) use its commercially reasonable efforts to obtain the necessary approval of the issuance of Acquiror Common Stock in connection with the Merger and of the amendment of the Acquiror Certificate to increase the number of authorized shares of Acquiror Common Stock, provided however, that the Acquiror Board may fail to make or may withdraw or modify such recommendation (any such action or any such resolution or agreement to take such action being referred to herein as an “Acquiror Adverse Recommendation Change”), or fail to seek such approval if the Acquiror Board determines in good faith after consultation with outside counsel that failure to so act would result in a breach by the Acquiror Board of its fiduciary duties to Acquiror’s stockholders under applicable law; provided, in each case, that the Acquiror shall have provided Company with no less than two Business Days notice of such determination.

SECTION 5.6. Registration Statement and Other SEC Filings.

(a) As soon as reasonably practicable after the execution of this Agreement, (i) the Company and Acquiror will prepare and file with the SEC a preliminary joint proxy statement relating to the Company Stockholders Meeting and the Acquiror Stockholders Meeting and (ii) Acquiror will prepare and file with the SEC a Registration Statement on Form S-4 (the “Registration Statement”) in connection with the registration under the Securities Act of the Acquiror Common Stock issuable in the Merger (including Acquiror Common Stock issuable upon exercise of outstanding Company Options and outstanding Company Warrants). The joint proxy statement furnished to the Company’s stockholders in connection with the Company Special Meeting and the joint proxy statement furnished to Acquiror’s stockholders in connection with the Acquiror Special Meeting will be included as part of the prospectus (the “Joint Proxy Statement/Prospectus”) forming a part of the Registration Statement. Acquiror, MergerCo and the Company will cooperate and consult with each other, their respective counsel and accountants, in the preparation of the Joint Proxy Statement/Prospectus and Registration Statement, and provided that all parties have cooperated as required above, Acquiror and the Company agree to file the Joint Proxy Statement/Prospectus and Registration Statement with the SEC as promptly as practicable. Without limiting the generality of the foregoing, the Company will furnish to Acquiror the information relating to it required by the Exchange Act and the rules and regulations promulgated thereunder to be set forth in the Joint Proxy Statement/Prospectus and Registration Statement. Acquiror shall not file the Joint Proxy Statement/Prospectus and Registration Statement, or any amendment or supplement thereto, without providing the Company a reasonable opportunity to review and comment thereon.

(b) Each party shall use its commercially reasonable efforts to resolve, and Acquiror agrees to consult and cooperate with the Company in resolving, all SEC comments with respect to the Joint Proxy Statement/Prospectus and Registration Statement as promptly as practicable after receipt thereof and to cause the Joint Proxy Statement/Prospectus in definitive form to be mailed to the Company’s stockholders and Acquiror’s stockholders as soon as practicable after all SEC staff comments have been resolved. Acquiror agrees to consult with the Company prior to responding to SEC comments with respect to the Joint Proxy Statement/Prospectus and the Registration Statement, and agrees to cooperate with the Company in formulating such responses. Each of Acquiror, MergerCo and the Company agrees to correct any information provided by it for use in the Joint Proxy Statement/Prospectus and the Registration Statement which shall have become false or misleading. Each party shall as soon as reasonably practicable (i) notify the other parties of the receipt of any comments from the SEC with respect to the Joint Proxy Statement/Prospectus and the Registration Statement and any request by the SEC for any amendment to the Joint Proxy Statement/Prospectus or the Registration Statement or for additional information and (ii) provide each other party with copies of all correspondence between a party and its employees and other authorized representatives, on the one hand, and the SEC, on the other hand, with respect to the Joint Proxy Statement/Prospectus or the Registration Statement and (iii) notify the other parties of any event which occurs that should be described in an amendment or supplement to the Joint Proxy Statement/Prospectus or the Registration Statement. Acquiror will advise the Company, promptly after Acquiror receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of Acquiror Common Stock for offering or sale in any jurisdiction, of the initiation or threat of any Proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information.

(c) The Company shall use its commercially reasonable efforts to cause to be delivered to Acquiror a letter and consent relating to the financial statements of the Company included in the Registration Statement from Eisner LLP, the Company’s independent registered public accounting firm, dated a date within two Business Days before the date on which the Registration Statement shall become effective and addressed to Acquiror, in form and substance reasonably satisfactory to Acquiror and customary in scope and substance for letters and consents delivered by independent public accountants in connection with registration statements similar to the Registration Statement.

(d) Acquiror shall use its commercially reasonable efforts to cause to be delivered to the Company a letter and consent relating to the financial statements of Acquiror included in the Registration Statement from Eisner LLP, Acquiror’s independent registered public accounting firm, dated a date within two Business Days before the date on which the Registration Statement shall become effective and addressed to the Company, in form and substance reasonably satisfactory to the Company and customary in scope and substance for letters and consents delivered by independent public accountants in connection with registration statements similar to the Registration Statement.

(e) Acquiror agrees to use its reasonable best efforts to obtain all necessary state securities law or “Blue Sky” permits and approvals required to carry out the transactions contemplated by this Agreement.

SECTION 5.7. Stock Listing. Acquiror shall use its reasonable best efforts to cause the shares of Acquiror Common Stock to be issued in the Merger and shares reserved for issuance to be approved for listing on the NASDAQ, as promptly as practicable, and in any event before the Effective Date.

SECTION 5.8. Access to Information; Confidentiality.

(a) The Company and its Subsidiaries, on one hand, and Acquiror and its Subsidiaries on the other, shall upon reasonable prior notice and subject to applicable laws relating to the exchange of information, afford the other party and its officers, employees, counsel, accountants and other authorized representatives, such access during normal business hours throughout the period prior to the Effective Time to the books, records (including, without limitation, Tax Returns and work papers of independent auditors), properties, personnel and to such other information as the other party may reasonably request and, during such period, it shall furnish promptly to such other party (1) a copy of each material report, schedule and other document filed by it pursuant to the requirements of Securities Laws, and (2) all other information concerning the business, properties, personnel and affairs of it as the other may reasonably request. No investigation pursuant to this Section 5.8 shall affect or otherwise obviate or diminish any representations or warranties of any party or conditions to the obligations of any party.

(b) The parties hereto acknowledge that Acquiror and the Company have previously executed that certain Mutual Nondisclosure and Confidentiality Agreement, effective June 5, 2007, which shall continue in full force and effect in accordance with its terms.

SECTION 5.9. Commercially Reasonable Efforts.

(a) Subject to the terms and conditions of this Agreement and applicable law, each of the Company and Acquiror agrees to use its commercially reasonable efforts in good faith to take, or cause to be taken (including causing any of its subsidiaries to take), all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable laws and regulations or otherwise, so as to permit consummation and make effective the Merger as promptly as reasonably practicable and otherwise to enable consummation of the transactions contemplated hereby, including such actions or things as any other party hereto may reasonably request in order to cause any of the conditions to such other party’s obligations to consummate such transactions specified in Article 6 to be fully satisfied.

(b) Without limiting the generality of Section 5.9(a), the parties will, and will cause their respective officers and subsidiaries to, and will use commercially reasonable efforts to cause their respective Affiliates, directors, employees, agents, attorneys, accountants and representatives to, consult and fully cooperate with and provide assistance to each other in (i) obtaining all necessary consents, approvals, waivers, licenses, permits, authorizations, registrations, qualifications, or other permission or action by, and giving all necessary notices to and making all necessary filings with and applications and submissions to any Person; (ii) lifting any permanent or preliminary injunction or restraining order or other similar order issued or entered by any court or Governmental Authority; (iii) taking such actions as may reasonably be required under applicable federal securities laws in connection with the issuance of the Acquiror Common Stock to be covered by the Registration Statement; and (iv) in general, consummating and making effective the transactions contemplated hereby; provided, however, that in order to obtain any consent, approval, waiver, license, permit, authorization, registration, qualification, or other permission or action or the lifting of any injunction referred to in clause (i) or (ii) of this sentence, no party will be required to pay any consideration (other than filing fees for any governmental filings or listing fees for any stock exchange), to divest itself of any of, or otherwise rearrange the composition of, its assets or to agree to any of the foregoing or to any conditions or requirements that are materially adverse to its interests or materially burdensome.

SECTION 5.10. Regulatory Applications.

(a) Acquiror and the Company and their respective subsidiaries shall cooperate and use their respective reasonable best efforts to prepare all documentation, to effect all filings and to obtain all permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary to consummate the transactions contemplated by this Agreement as promptly as reasonably practicable. Each of Acquiror and the Company shall have the right to review in advance, and to the extent practicable each will consult with the other (subject in each case to applicable laws relating to the exchange of information) with respect to, all material written information submitted to any third party or Governmental Authority in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of Acquiror and the Company agrees to act reasonably and as promptly as practicable. Each of Acquiror and the Company agrees that it will consult with the other party hereto with respect to the obtaining of all material permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other party apprised of the status of material matters relating to completion of the transactions contemplated hereby.

(b) Each of Acquiror and the Company agrees, upon request, to furnish the other party with all information concerning itself, its Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with any filing, notice or application made by or on behalf of such other party or any of its Subsidiaries to any third party or Governmental Authority.

SECTION 5.11. Certain Employee Benefits. In the event that Acquiror discontinues any Company Benefit Plans for the benefit of Continuing Employees and replaces them with new benefit plans, programs or arrangements or Acquiror Benefit Plans, Acquiror shall, or shall cause its Subsidiaries to, cause each such plan, program or arrangement to treat such Continuing Employee in the same manner as similarly situated employees of Acquiror and treat the prior service with the Company of each Continuing Employee (to the same extent such service is recognized under any analogous plans, programs or arrangements of the Company immediately prior to the Effective Time to the extent such a plan, program or arrangement is in effect immediately prior to the Effective Time) as service rendered to Acquiror or its Subsidiaries, as the case may be, solely for purposes of eligibility to participate and for vesting thereunder (but not for purposes of benefit accruals under a defined benefit plan). To the extent commercially reasonable, Acquiror and its Subsidiaries will cause any and all preexisting condition limitations (to the extent applicable) and eligibility waiting periods, under any health plans maintained or adopted by Acquiror or its Subsidiaries in which Covered Employees are eligible to participate after the Effective Time, to be waived with respect to (a) Continuing Employees who, immediately prior to the Effective Time, participated in a Company- sponsored health plan and (b) their eligible dependents. Acquiror and its Subsidiaries will make commercially reasonable efforts to recognize, for purposes of any annual deductible and out-of-pocket limits under its existing or any new health plans, deductible and out-of-pocket expenses paid by Continuing Employees and their dependents during the calendar year in which the Effective Time occurs under the health plans of the Company and its Subsidiaries. Nothing in this Section 5.11 shall prevent Acquiror from amending or terminating any Company Benefit Plans or Acquiror Benefit Plans (or its Subsidiaries) or any other contracts, arrangements, commitments or understandings, in accordance with their terms and applicable law; providing, however, that the arrangements identified in Section 5.11 of the Company Disclosure Schedule shall be administered as described therein. No Continuing Employee who participates in any Acquiror Benefit Plan as of the date of this Agreement shall be adversely affected by the provisions of this section 5.11, other than the preservation of the rights of Acquiror or its Subsidiaries to amend or terminate any Company Benefit Plans or Acquiror Benefit Plans or any other contracts, arrangements, commitments or understandings, as set forth in the immediately preceding sentence.

SECTION 5.12. Directors’ and Officers’ Indemnification.

(a) From and after the Effective Time, Acquiror and the Surviving Corporation shall indemnify and hold harmless each current (as of the Effective Time) and former officer and director of the Company and its subsidiaries (when acting in such capacity) (the “Indemnified Parties”), against all claims, losses, liabilities, damages, judgments, inquiries, fines and reasonable fees, costs and expenses, including attorneys’ fees and disbursements (collectively, “Costs”), incurred in connection with any Proceeding arising out of or pertaining to the fact that the Indemnified Party is or was at any time prior to the Effective Time a director or officer of the Company or its subsidiaries, pertaining to any matter existing or occurring at or prior to the Effective Time and whether asserted or claimed prior to, at or after the Effective Time, to the same extent such Persons are indemnified or have the right to advancement of expenses as of the date hereof by the Company pursuant to the Company Certificate, the Company Bylaws and indemnification agreements, if any, in existence on the date hereof.

(b) The parties agree that all rights to indemnification, including provisions relating to advances of expenses, existing in favor of the Indemnified Parties as provided in Section 5.12(a), will survive the Merger and will continue in full force and effect for a period of not less than six years from the Effective Time; provided, however, that all rights to indemnification in respect of any claim asserted, made or commenced within such period will continue until the final disposition of such claim.

(c) The provisions of this Section 5.12 are intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties and their respective heirs and legal representatives. The indemnification provided for herein shall not be deemed exclusive of any other rights to which an Indemnified Party is entitled, whether pursuant to law, contract or otherwise.

(d) In the event that either Acquiror or the Surviving Corporation or their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or a majority of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of Acquiror or the Surviving Corporation, as the case may be, shall succeed to the obligations set forth in this Section 5.12.

(e) As of the Effective Time, the Surviving Corporation shall have purchased, and shall maintain, a tail policy to the current policy of directors’ and officers’ liability insurance maintained on the date hereof by the Company (the “Current Policy”) which tail policy shall be effective for a period from the Effective Time through and including the date six years after the Effective Time with respect to claims arising from facts or events that existed or occurred prior to or at the Effective Time, and which tail policy shall contain substantially the same coverage and amount as, and contain terms and conditions no less advantageous, in the aggregate, than the coverage currently provided by the Current Policy.

SECTION 5.13. Notification of Certain Matters. Between the date hereof and the Effective Time, each party will give prompt notice in writing to the other party of: (i) any information that indicates that any of its representations or warranties contained herein was not true and correct in any material respect as of the date hereof or will be untrue and incorrect in any material respect at and as of the Effective Time (except for changes permitted or contemplated by this Agreement), (ii) the occurrence or non-occurrence of any event which will result, or is reasonably likely to result, in the failure of any condition set forth in Article 6, any covenant or agreement contained in this Agreement to be complied with or satisfied, (iii) any failure of the Company to satisfy any condition or comply with, in any material respect, any covenant or agreement to be satisfied or complied with by it hereunder, (iv) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement or that such transactions otherwise may violate the rights of or confer remedies upon such third party and (v) any notice of, or other communication relating to, any Litigation referred to in Section 5.17 or any order or judgment entered or rendered therein; provided, however, that the delivery of any notice pursuant to this Section 5.13 will not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

SECTION 5.14. Affiliate Agreements.

(a) Not later than the 15th day prior to the mailing of the Joint Proxy Statement/Prospectus, the Company shall deliver to Acquiror a schedule of each Person that, to the Company’s Knowledge, is or is reasonably likely to be, as of the date of the Company Stockholders Meeting, deemed to be an “Affiliate” of the Company (each, a “Company Affiliate”) as that term is used in Rule 145 under the Securities Act.

(b) The Company shall use its reasonable best efforts to cause each Person who may be deemed to be a Company Affiliate to execute and deliver to Acquiror, on or before the date of mailing of the Joint Proxy Statement/Prospectus, an agreement in substantially the form attached hereto as Annex A.

SECTION 5.15. Section 16 Matters. Assuming that the Company delivers to Acquiror the Section 16 Information (as defined below) in a timely and accurate manner before the Effective Time, Acquiror’s Board, or a committee of “non-employee directors” thereof (as such term is defined for purposes of Rule 16b-3(d) under the Exchange Act), shall reasonably promptly thereafter and in any event before the Effective Time adopt a resolution providing that the receipt by the Company Insiders (as defined below) of Acquiror Common Stock in exchange for shares of Company Stock, and of Company Stock Options or Company warrants to purchase shares of Acquiror Common Stock upon conversion of Company Stock Options and Company Warrants, in each case pursuant to the transactions contemplated hereby and to the extent such securities are listed in the Section 16 Information, are intended to be exempt from liability pursuant to Section 16(b) under the Exchange Act, such that any such receipt shall be so exempt. For the purpose of this Section 5.15, “Company Insiders” means those officers and directors of the Company subject to the reporting requirements of Section 16(a) of the Exchange Act and who are listed in the Section 16 Information, and “Section 16 Information” means information regarding the Company Insiders, including the number of shares of Company Common Stock held or to be held by a Company Insider expected to be exchanged for Acquiror Common Stock in the Merger, and the number and description of the Company Stock Options and Company Warrants held by a Company Insider and expected to be converted into options or warrants to purchase shares of Acquiror Common Stock in connection with the Merger.

SECTION 5.16. Plan of Reorganization.

(a) This Agreement is intended to constitute a “plan of reorganization” within the meaning of section 1.368-2(g) of the income tax regulations promulgated under the Code. From and after the date of this Agreement and until the Effective Time, each party hereto shall use its commercially reasonable efforts to cause the Merger to qualify, and will not take any action, cause any action to be taken, fail to take any action or cause any action to fail to be taken which action or failure to act could prevent the Merger from qualifying, as a “reorganization” within the meaning of Section 368(a) of the Code. Following the Effective Time, neither the Surviving Corporation, Acquiror nor any of their Affiliates shall knowingly take any action, cause any action to be taken, fail to take any action or cause any action to fail to be taken, which action or failure to act could cause the Merger to fail to qualify as a “reorganization” within the meaning of Section 368(a) of the Code.

(b) As of the date hereof, neither Acquiror nor the Company knows of any reason (i) why it would not be able to deliver to counsel to Acquiror, at the date of the legal opinion required by Section 6.1(f), certificates substantially in compliance with IRS published advance ruling guidelines, with customary exceptions and modifications thereto, to enable such firm to deliver such opinion, and Acquiror and the Company hereby agree to deliver such certificates effective as of the date of such opinion or (ii) why counsel to Acquiror would not be able to deliver the opinion required by Section 6.1(f). Acquiror and the Company will deliver such certificates to counsel to the Acquiror and will cooperate with such counsel in all reasonable respects.

SECTION 5.17. Stockholder Litigation. Each of the parties agrees to give the other party the opportunity to participate in the defense or settlement of any stockholder Litigation against Acquiror or the Company, as the case may be, and their respective officers or directors relating to any Litigation to which Acquiror or the Company is a party, and each of the parties shall not settle any such Litigation without the prior consent of the other party, which shall not be unreasonably withheld, delayed or conditioned. Except as expressly stated otherwise in this Section 5.17, the party named in any stockholder Litigation shall control and make all decisions related to such stockholder Litigation.

SECTION 5.18. Consents of Accountants. Acquiror and the Company will each use reasonable best efforts to cause to be delivered to each other consents from their respective independent registered public accounting firm, dated the date on which the Registration Statement shall become effective, in form reasonably satisfactory to the recipient and customary in scope and substance for consents delivered by independent registered public accounting firms in connection with registration statements on Form S-4 under the Securities Act.

SECTION 5.19. Appointment of Additional Directors. Acquiror shall take such action as may be required so that immediately after the Effective Date Acquiror Board shall consist of four (4) individuals designated by Acquiror and three (3) individuals designated by the Company. No less than three (3) Business Days prior to the Effective Date, Acquiror and the Company shall inform the other in writing of the Persons to be so designated.

SECTION 5.20. State Takeover Laws. If any “fair price,” “business combination” or “control share acquisition” statute or other similar statute or regulation is or may become applicable to the Merger, Acquiror or the Company, as applicable, shall take such actions as are necessary so that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of any such statute or regulation on the Merger.

SECTION 5.21. Certificate of Amendment. Prior to the Effective Time Acquiror will file with the Secretary of State of the State of Delaware a certificate of amendment to the Acquiror Certificate reflecting the amendment approved by Acquiror’s stockholders at the Acquiror Stockholders Meeting.

ARTICLE 6.
CONDITIONS TO CONSUMMATION OF THE MERGER

SECTION 6.1. Conditions to Obligations of Each Party. The respective obligations of each of the parties hereto to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or written waiver by Acquiror and the Company at or prior to the Effective Time of the following conditions:

(a) No Restraints. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the transactions contemplated hereby, or permitting such consummation only subject to any condition or restriction that has or would have a Material Adverse Effect shall have been issued since the date of this Agreement by any U.S. federal or state court of competent jurisdiction and shall remain in effect; and no U.S. federal or state law, statute, rule, regulation or decree that would prohibit or make the consummation of the Merger illegal shall have been enacted or adopted since the date of this Agreement and shall remain in effect.

(b) Registration Statement. The Registration Statement (as amended or supplemented) shall have been declared effective in accordance with the provisions of the Securities Act; and no stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC, and no Proceeding shall have been initiated or threatened in writing by the SEC for the purpose of seeking or obtaining such a stop order.

(c) Listing. The Acquiror Common Stock to be issued pursuant to this Agreement shall have been approved for listing on the NASDAQ, subject to official notice of issuance.

(d) Company Stockholder Approval. The Company shall have obtained the Requisite Stockholder Vote at the Company Stockholders Meeting.

(e) Acquiror Stockholder Approval. Acquiror shall have obtained the Requisite Stockholder Vote at the Acquiror Stockholders Meeting.

(f) Tax Opinion. The Company and Acquiror shall have received an opinion (the “Tax Opinion”) of Holland & Knight, LLP, counsel to Acquiror, or another nationally recognized law firm, dated the Effective Date, substantially to the effect that, based upon the facts and assumptions stated therein for United States federal income tax purposes, the transactions contemplated by this Agreement should qualify as a “reorganization” within the meaning of Section 368(a) of the Code. In rendering such opinion, Holland & Knight, LLP or such other alternate firm may require and rely upon (and may incorporate by reference) representations and covenants made in certificates provided by the parties hereto and upon such other documents and data as Holland & Knight, LLP or such other alternate firm deems appropriate as a basis for such opinion.

(g) Third Party Consents. All consents and approvals of all Persons required in connection with the execution, delivery and performance of this Agreement and consummation of the Merger shall have been obtained and shall be in full force and effect, unless the failure to obtain any such consent or approval is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Acquiror or the Company or to materially adversely affect the consummation of the Merger.

(h) Amendment of Acquiror Certificate. Acquiror shall have obtained the Requisite Certificate Vote and shall have filed a certificate of amendment with the Secretary of State of the State of Delaware to increase the number of authorized shares of Acquiror Common Stock in a sufficient number to satisfy Acquiror’s obligations under this Agreement.

SECTION 6.2. Conditions to Obligation of the Company. The obligation of the Company to consummate the transactions contemplated by this Agreement is also subject to the fulfillment or written waiver by the Company at or prior to the Effective Time of each of the following conditions:

(a) Representations and Warranties.

(1) The representations and warranties of Acquiror and MergerCo contained in this Agreement shall be true and correct (without giving effect to any limitation on any representation or warranty indicated by the words “Material Adverse Effect”, “in all material respects”, “in any material respect”, “material”

or “materially”) as of the date hereof and as of the Effective Time, as though made on and as of the Effective Time (except to the extent expressly made as of an earlier date, in which case as of such earlier date), in each case except where the failure of any such representations and warranties to be so true and correct would not, or would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

(2) Notwithstanding Section 6.2(a)(1), the representations and warranties set forth in Section 4.3(e) (subject to de minimis deviations) and Section 4.3(h)(1) shall be true and correct in all respects as of the date hereof and as of the Effective Time, as though made on and as of the Effective Time.

(3) The Company shall have received a certificate, dated the Effective Date, signed on behalf of Acquiror by a senior executive officer to such effect.

(b) Performance of Obligations of Acquiror and MergerCo. Acquiror and MergerCo shall have performed in all material respects all covenants required to be performed by it under this Agreement at or prior to the Effective Time, and the Company shall have received certificates, dated the Effective Date, signed on behalf of Acquiror and MergerCo, respectively, by a senior executive officer to such effect.

(c) Fairness Opinion. The Company shall have received a written opinion in a form reasonably acceptable to the Company from Seven Hills Partners LLC (or another investment banking firm reasonably acceptable to the Company) to the effect that the Common Stock Exchange Ratio is fair, from a financial point of view, to the holders of the Company Common Stock (other than Acquiror and its Affiliates).

(d) Board Matters. Acquiror shall have taken all requisite action and shall have obtained letters of registration necessary, effective as of the Effective Time, to cause the Acquiror Board to be constituted as set forth in Section 5.19; provided, however, that the Company shall have timely provided to Acquiror the names of the Company- designated individuals as provided for in Section 5.19.

SECTION 6.3. Conditions to Obligation of Acquiror and MergerCo. The obligation of Acquiror and MergerCo to consummate the Merger is also subject to the fulfillment or written waiver by Acquiror at or prior to the Effective Time of each of the following conditions:

(a) Representations and Warranties.

(1) The representations and warranties of the Company contained in this Agreement shall be true and correct (without giving effect to any limitation on any representation or warranty indicated by the words “Material Adverse Effect”, “in all material respects”, “in any material respect”, “material” or “materially”) as of the date hereof and as of the Effective Time, as though made on and as of the Effective Time (except to the extent expressly made as of an earlier date, in which case as of such earlier date), in each case except where the failure of any such representations and warranties to be so true and correct would not, or would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

(2) Notwithstanding Section 6.3(a)(1), the representations and warranties set forth in Section 4.2(e) (subject to de minimis deviations) and Section 4.2(h)(1) shall be true and correct in all respects as of the date hereof and as of the Effective Time, as though made on and as of the Effective Time.

(3) Acquiror shall have received a certificate, dated the Effective Date, signed on behalf of the Company by a senior executive officer to such effect.

(b) Performance of Obligations of the Company. The Company shall have performed in all material respects all covenants required to be performed by it under this Agreement at or prior to the Effective Time, and Acquiror shall have received, prior to the Effective Time, a certificate, dated the Effective Date, signed on behalf of the Company by a senior executive officer to such effect.

(c) Fairness Opinion. Acquiror shall have received a written opinion in a form reasonably acceptable to Acquiror from Duff & Phelps, LLC (or another investment banking firm reasonably acceptable to Acquiror) to the effect that the Common Stock Exchange Ratio is fair from a financial point of view to the public stockholders of Acquiror.

ARTICLE 7.
TERMINATION

SECTION 7.1. Termination. This Agreement may be terminated, and the Merger may be abandoned at any time prior to the Effective Time, whether before or after approval thereof by stockholders of the Company or Acquiror:

(a) by the mutual consent of Acquiror and the Company authorized by their respective Boards of Directors;

(b) by Acquiror or the Company in the event of either: (1) a breach by the other party of any representation or warranty contained herein, which breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach, or (2) a breach by the other party of any of the covenants or agreements contained herein, which breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach and which breach, in each case, is reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on the breaching party or the Surviving Corporation;

(c) At any time prior to the Effective Time, by Acquiror or the Company in the event that the Merger is not consummated by March 31, 2008 or such later date as the Company and Acquiror may mutually agree, except to the extent that the failure of the Merger then to be consummated arises out of or results from the knowing action or inaction of the party seeking to terminate pursuant to this Section 7.1(c);

(d) By the Company or Acquiror in the event (1) the approval of any Governmental Authority required for consummation of the Merger and the other transactions contemplated by this Agreement shall have been denied by final nonappealable action of such Governmental Authority, or such Governmental Authority shall have requested the permanent withdrawal of any application therefor, provided, however, that the party seeking to terminate this Agreement pursuant to this Section 7.1(d) shall have used commercially reasonable efforts to prevent the entry of and to remove such restraint, or (2) the stockholder approval required by Section 6.1(e) herein is not obtained at the Company Stockholders Meeting or at any adjournment or postponement thereof, or (3) the stockholder approval required by Section 6.1(f) herein is not obtained at the Acquiror Stockholders Meeting or at any adjournment or postponement thereof;

(e) By the Company prior to obtaining the Requisite Stockholder Vote in the event that the Company receives and accepts a Superior Proposal;

(f) By Acquiror in the event that an Adverse Recommendation Change has occurred (other than an Adverse Recommendation Change occurring as a result of an Acquiror Material Adverse Effect);

(g) By the Company in the event that an Acquiror Adverse Recommendation Change has occurred (other than an Acquiror Adverse Recommendation Change occurring as a result of a Company Material Adverse Effect);

(h) By Acquiror in the event that a willful and material breach of Section 5.3 has occurred and such breach leads to the making of a Superior Proposal; and

(i) By the Company in the event that Acquiror receives and accepts an Acquiror Acquisition Proposal.

Any party desiring to terminate this Agreement shall give written notice of such termination and the reasons therefor to the other party.

SECTION 7.2. Expenses on Termination.

(a) In the event that this Agreement is terminated by Acquiror pursuant to Section 7.1(b), Section 7.1(f) or Section 7.1(h) or by the Company pursuant to Section 7.1(e), then the Company shall reimburse in their entirety, up to a maximum of $750,000, the fees and expenses of Acquiror (including attorneys’ fees and expenses) incurred in connection with this Agreement and the transactions contemplated herein.

(b) In the event that this Agreement is terminated by the Company pursuant to Section 7.1(b), Section 7.1(g) or Section 7.1(i), then Acquiror shall reimburse in their entirety, up to a maximum of $750,000, the fees and expenses of the Company (including attorneys’ fees and expenses) incurred in connection with this Agreement and the transactions contemplated herein.

(c) The amounts paid pursuant to Section 7.2(a) or (b) shall constitute for the party receiving the fee such party’s sole and exclusive remedy for such termination (other than as provided in Section 7.3 below) and such amount paid shall constitute liquidated damages in respect of, the termination of this Agreement regardless of the circumstances giving rise to such termination.

SECTION 7.3. Effect of Termination and Abandonment. In the event of any termination of this Agreement pursuant to Section 7.1, this Agreement (other than as set forth in Section 8.1 below) immediately will become void and there will be no liability or obligation on the part of any party or their respective Affiliates, stockholders, directors, officers, agents or representatives; provided, that no such termination will relieve any party of any liability or damages resulting from any willful or intentional breach of any of its representations, warranties, covenants or agreements contained in this Agreement.

ARTICLE 8.
MISCELLANEOUS

SECTION 8.1. Survival. No representations, warranties, agreements and covenants contained in this Agreement shall survive the Effective Time or termination of this Agreement if this Agreement is terminated prior to the Effective Time; provided, however, that (a) to the extent the agreements of the parties contained herein by their terms apply after the Effective Time, such agreements shall survive the Effective Time and (b) if this Agreement is terminated prior to the Effective Time, the agreements of the parties contained in Section 5.8(b) and Section 7.2 and Article 8 shall survive such termination.

SECTION 8.2. Waiver; Amendment. Prior to the Effective Time, any provision of this Agreement may be: (1) waived by the party benefited by the provision, or (2) amended or modified at any time, by an agreement in writing between the parties hereto approved or authorized by their respective Boards of Directors and executed in the same manner as this Agreement, except that, after approval of the Merger by the stockholders of the Company or Acquiror, no amendment may be made which under applicable law requires further approval of such stockholders without obtaining such required further approval.

SECTION 8.3. Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

SECTION 8.4. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

SECTION 8.5. Expenses. Each party hereto will bear all expenses incurred by it in connection with this Agreement and the transactions contemplated hereby, whether or not the Merger is consummated, except that Acquiror shall bear the following: (i) all fees and expenses, other than attorneys’, accountants’, financial advisers’ and consultants’ fees and expenses which shall be paid by the party incurring same, incurred in relation to the printing and filing with the

SEC of the Joint Proxy Statement/Prospectus, including preliminary materials related thereto and the Registration Statement, including financial statements and exhibits, and any amendments and supplements thereto, and (ii) the filing fees for the Registration Statement; provided, however, that if this Agreement is terminated for any reason, the Company will repay to the Acquiror one-half of all the expenses in clauses (i) and (ii) actually paid by the Acquiror (other than attorneys’, accountants’, financial advisers’ and consultants’ fees and expenses).

SECTION 8.6. Notices. All notices, requests and other communications hereunder to a party shall be in writing and shall be deemed given: (1) on the date of delivery, if personally delivered, (2) on the first Business Day following the date of dispatch, if delivered by a nationally recognized next-day courier service, or (3) on the third Business Day following the date of mailing, if mailed by registered or certified mail (return receipt requested), in each case to such party at its address set forth below or such other address as such party may specify by notice to the parties hereto.

If to the Company, to:

Digital Angel Corporation
1690 South Congress Avenue
Suite 201
Delray Beach, FL 33445
Attention: Barry M. Edelstein, Chief Executive Officer

With a copy to:

Digital Angel Corporation
1690 South Congress Avenue
Suite 201
Delray Beach, FL 33445
Attention: Michael S. Zarriello, Special Committee Chairman

and a copy to:

Cozen O’Connor
1900 Market Street
Philadelphia, PA 19103
Attention: Sandra A. Bloch

and

Winthrop & Weinstine P.A.
225 South Sixth Street, Suite 3500
Minneapolis, MN 55402
Attention: Phillip T. Colton

If to Acquiror or MergerCo, to:

Applied Digital Solutions, Inc.
1690 South Congress Avenue
Suite 200
Delray Beach, FL 33445
Attention: Michael E. Krawitz, Chief Executive Officer

With a copy to:

Applied Digital Solutions, Inc.
1690 South Congress Avenue
Suite 200
Delray Beach, FL 33445
Attention: Michael A. Norris, Special Committee Chairman

and a copy to:

Holland & Knight LLP
701 Brickell Avenue, Suite 3000
Miami, FL 33131
Attention: Harvey Goldman

and

Baker Botts LLP
2001 Ross Avenue
Dallas, TX 75201
Attention: John W. Martin

SECTION 8.7. Entire Understanding, No Third Party Beneficiaries. This Agreement (together with the Disclosure Schedules and the Mutual Nondisclosure and Confidentiality Agreement dated June 5, 2007) represents the entire understanding of the parties hereto with reference to the transactions contemplated hereby and thereby supersedes any and all other oral or written agreements heretofore made. Except for Section 5.12, insofar as such Section expressly provides certain rights to the Persons named therein, nothing in this Agreement, expressed or implied, is intended to confer upon any Person, other than the parties hereto or their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

SECTION 8.8. Assignment. Neither this Agreement nor any of the rights or obligations hereunder may be assigned by any party without the prior written consent of the other parties hereto. Subject to the foregoing, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

SECTION 8.9. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party.

SECTION 8.10. Waiver of Jury Trial. EACH OF THE PARTIES TO THIS AGREEMENT IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

SECTION 8.11. Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Delaware Court of Chancery or any Federal court located in the State of Delaware, this being in addition to any other remedy to which they are entitled at law or in equity.

SECTION 8.12. Jurisdiction. Each of the parties hereto (a) consents to submit itself to the personal jurisdiction of the Delaware Court of Chancery or any Federal court located in the State of Delaware in the event any dispute arises out of this Agreement or the Merger, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (c) agrees that it will not bring any action arising out of or relating to this Agreement or the Merger in any court other than the Delaware Court of Chancery or any Federal court sitting in the State of Delaware.

SECTION 8.13. Joint Participation. The parties acknowledge and confirm that each of their respective attorneys have participated jointly in the drafting, review and revision of this Agreement and that it has not been written solely by counsel for one party and that each party has had the benefit of its independent legal counsel’s advice with respect to the terms and provisions hereof and its rights and obligations hereunder. Each party hereto, therefore, stipulates and agrees that the rule of construction to the effect that any ambiguities are to be or may be resolved against the drafting party shall not be employed in the interpretation of this Agreement to favor any party against another and that no party shall have the benefit of any legal presumption or the detriment of any burden of proof by reason of any ambiguity or uncertain meaning contained in this Agreement.

SECTION 8.14. Public Announcement.

(a) On the date this Agreement is executed, Acquiror and the Company shall issue a joint press release with respect to the execution hereof and the transactions contemplated hereby. Except as may be required by applicable law or any listing agreement with or rule of any regulatory body, national securities exchange or association, Acquiror and the Company shall consult with each other before issuing any press release, making any other public statement or scheduling any press conference or conference call with investors or analysts with respect to this Agreement or the transactions contemplated by this Agreement.

(b) Before any Merger Communication of Acquiror, the Company or any of their respective “participants” (as defined in Rule 165 of the Securities Act or Item 4 of

Schedule 14A of the Exchange Act) is (i) disseminated to any investor, analyst, member of the media, employee, client, customer or other third party or otherwise made accessible on the website of Acquiror, the Company or any such participant, as applicable (whether in written, video or oral form via webcast, hyperlink or otherwise), or (ii) utilized by any executive officer, key employee or advisor of Acquiror, the Company or any such participant, as applicable, as a script in discussions or meetings with any third parties, Acquiror or the Company, as the case may be, shall (or shall cause any such participant to) cooperate in good faith with respect to any such Merger Communication for purposes of, among other things, determining whether that communication (x) is required to be filed under Rules 165 and 425 of the Exchange Act or (y) constitutes “soliciting material” that is required to be filed by Rule 14a-6(b) or Rule 14a-12(b) of the Exchange Act, as applicable. Acquiror, MergerCo or the Company, as applicable, shall (or shall cause any such participant to) give reasonable and good faith consideration to any comments made by the other such party or parties and their counsel on any such Merger Communication. For purposes of the foregoing, the term “Merger Communication” shall mean, with respect to any Person, any document or other written communication prepared by or on behalf of that Person, or any document or other material or information posted or made accessible on the website of that Person (whether in written, video or oral form via webcast, hyperlink or otherwise), that is related to any of the transactions contemplated by this Agreement and, if reviewed by a relevant stockholder, could reasonably be deemed to constitute either (x) an offer to sell such stock or a solicitation of any offer to buy the Acquiror Common Stock or (y) a “solicitation” of “proxies” (in each case, as defined in Rule 14a-1 of the Exchange Act) in favor of the Merger.

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed as of the day and year first above written.

DIGITAL ANGEL CORPORATION

By: /s/ Barry M. Edelstein
Name: Barry M. Edelstein
Its: Chief Executive Officer and President

APPLIED DIGITAL SOLUTIONS, INC.

By: /s/ Michael E. Krawitz
Name: Michael E. Krawitz
Its: Chief Executive Officer and President

DIGITAL ANGEL ACQUISITION CORP.

By: /s/ Michael E. Krawitz
Name: Michael E. Krawitz
Its: Chief Executive Officer and President

(Signature Page to Agreement and Plan of Reorganization)

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